                                                                   EXHIBIT 10.23




                                CREDIT AGREEMENT

                          dated as of August 22, 1997


                                     among


                     OUTBACK STEAKHOUSE, INC., AS BORROWER

                    OUTBACK STEAKHOUSE OF FLORIDA, INC. and
                 CARRABBA'S ITALIAN GRILL, INC., AS GUARANTORS

                   THE LENDERS IDENTIFIED HEREIN, AS LENDERS

                                      and

                          BARNETT BANK, N.A., AS AGENT

                               TABLE OF CONTENTS


                                                                                                                      Page
                                                           ARTICLE 1
                                                          Definitions

1.1      Background . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.2      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
1.3      Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                                          ARTICLE 2
                                                         The Facility

2.1      The Facility.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
2.2      Swing Line Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
2.3      Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
2.4      Non-Usage Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
2.5      Administrative Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                                                         ARTICLE 3
                                        General Provisions Applicable to the Facility

3.1      Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.2      Place and Manner of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
3.3      Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
3.4      Pro Rata Treatment.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
3.5      Sharing of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
3.6      Capital Adequacy.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
3.7      Non-Availability of LIBO Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
3.8      Illegality.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
3.9      Requirement of Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
3.10     Prepayment Premium for LIBO Rate Advances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
3.11     Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
3.13     Interest Rate Hedges or Swaps. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                        ARTICLE 4
                                                        Guaranty

4.1      Guaranty of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
4.2      Obligations Unconditional. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
4.3      Modifications. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
4.4      Waiver of Rights.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
4.5      Reinstatement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
4.6      Remedies.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
4.7      Limitation of Guaranty.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


                                                              ARTICLE 5
                                                   Representations and Warranties

5.1      Corporate Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
5.2      Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
5.3      Joint Ventures and Partnerships  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
5.4      Fictitious Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
5.5      Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
5.6      Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
5.7      No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.8      Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.9      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.10     Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.11     Contract or Restriction Affecting Credit Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.12     Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
5.13     Governmental Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
5.14     Regulation U . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
5.15     Securities Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
5.16     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
5.17     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
5.18     No Untrue Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
5.19     $7.5 Million Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                                         ARTICLE 6
                                                   Affirmative Covenants

6.1      Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
6.2      Payment of Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
6.3      Maintenance of Property; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
6.4      Conduct of Business and Maintenance of Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
6.5      Inspection of Property, Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.6      Licenses and Permits, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.7      Advice Regarding Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.8      Advice Regarding Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.9      Maintenance of Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.10     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.11     Observe All Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.12     ERISA Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.13     Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
6.14     Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.15     Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.16     Maximum Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.17     Maximum Debt to EBITDA Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
6.18     Additional Subsidiaries to Become Guarantors.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31



                                                         ARTICLE 7
                                                     Negative Covenants

7.1      Additional Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.2      Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.3      Guaranty of Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.4      Extend Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.5      Merger or Consolidation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
7.6      Transfer of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                        ARTICLE 8
                                                   Conditions Precedent

8.1      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
8.2      Conditions Precedent to the Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
8.3      Conditions to Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                        ARTICLE 9
                                                         Default

9.1      Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
9.2      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                        ARTICLE 10
                                                     Agent Provisions

10.1     Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
10.2     Powers of the Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
10.3     Exculpatory Provisions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
10.4     Reliance on Communications.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
10.5     Notice of Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
10.6     Default by Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
10.7     Consent of the Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
10.8     Non-Reliance on Agent and Other Lenders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
10.9     Reimbursement for Expenses.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
10.10    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
10.11    The Agent in Its Individual Capacity.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
10.12    Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
10.13    The Agent's Right to Purchase Interests of Lenders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                        ARTICLE 11
                                                      Miscellaneous

11.1     Waiver of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
11.2     Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
11.3     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
11.4     Benefit of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
11.5     No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
11.6     Survival of Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47




11.7     Liens, Set Off by Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.8     Defaulting Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.9     No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.10    Florida Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
11.11    Paragraph Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
11.12    Gender; Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
11.13    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
11.14    Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
11.15    Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
11.16    Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
11.17    Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49



                                   EXHIBITS

Exhibit 2.1.2                     Form of Notice of Borrowing
Exhibit 2.1.4                     Form of Notice of Continuation/Conversion
Exhibit 2.1.6                     Form of Revolving Promissory Note
Exhibit 6.1                       Form of Officer's Certificate For Financial Certification
Exhibit 11.4.2                    Form of Assignment Agreement


                                   SCHEDULES

Schedule 1.2.33                   Facility Commitment Percentages
Schedule 5.16                     Pension and Welfare Benefit Plans
Schedule 11.3                     Notice Addresses and Facsimile Numbers of Parties

                               CREDIT AGREEMENT


         This Credit Agreement is made and entered into this 22nd day of August, 1997, by and among OUTBACK STEAKHOUSE, INC., a Delaware corporation, as Borrower; OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation, and CARRABBA'S ITALIAN GRILL, INC., a Florida corporation, as Guarantors; THE LENDERS identified herein (the "Lenders"); and BARNETT BANK, N.A., a national banking association, as Agent.

                                   BACKGROUND

         a. The Borrower has requested that the Lenders make available to the Borrower a revolving credit facility in the principal amount of One Hundred Twenty-Five Million Dollars ($125,000,000.00) to provide funds for working capital and general corporate purposes, including acquisitions (the "Facility").

         b. The Lenders which are parties hereto are willing to make the Facility available to the Borrower on the terms and subject to the conditions set forth herein and in the other Credit Documents (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration in hand paid by the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                              OPERATIVE PROVISIONS

                                   ARTICLE 1

                                  Definitions

         1.1 Background. The parties hereto acknowledge and agree that the recitals set forth above (the "Background") are true and correct, and the Background and the instruments referred to therein are incorporated and made a part of this Agreement.

         1.2 Definitions. As used in this Agreement, the following term shall have the meanings set forth below:

                 1.2.1 "Administrative Fee" shall have the meaning set forth in Section 2.5.

                 1.2.2 "Advance" or "Advances" shall mean loans or advances of portions of the Facility, individually or collectively, which Advances may be Prime Rate Advances, Floating LIBO Rate Advances and/or LIBO Rate Advances.

                 1.2.3 "Affiliate" shall mean, with respect to any party to this Agreement, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such party. The term "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 1.2.4 "Agent" shall mean Barnett Bank, N.A. (or any successor thereto) or any successor agent appointed pursuant to Section 10.12.

                 1.2.5 "Agreement" shall mean this Credit Agreement, as the same may be amended, supplemented or modified, in writing, from time to time.

                 1.2.6 "Applicable Margin" shall mean the number of basis points, at any point in time, determined in accordance with the following table:


                   Applicable Margin                                        Leverage Ratio
                                                                  (measured as of each quarter end)
                   -----------------                              ---------------------------------
                    50 basis points                                           <0.35:1.00


                   62.5 basis points                                  >0.35:1.00 and <0.50:1.00


                    75 basis points                                   >0.50:1.00 and <0.75:1.00



The Leverage Ratio shall be measured as of the end of each calendar quarter based upon financial information provided to the Agent by the Borrower in accordance with the provisions of this Agreement. Changes in the Applicable Margin shall be effective as of the date upon which the Agent receives the quarterly or annual financial information disclosing a change in the Leverage Ratio which results in a change in the Applicable Margin.

                 1.2.7 "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                 1.2.8 "BBI" shall mean Barnett Banks, Inc., the holding company of the Agent.

                 1.2.9 "Borrower" shall mean Outback Steakhouse, Inc., a Delaware corporation, its successors and assigns.

                 1.2.10 "Banking Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Jacksonville, Florida are closed for business.

                 1.2.11 "Capital Expenditures" shall mean all expenditures of the Borrower and its Consolidated Subsidiaries which, in accordance with GAAP, would be classified as capital expenditures.




                                      2.

                 1.2.12 "Change of Control" shall mean if any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than Chris T. Sullivan, Robert D. Basham or J. Timothy Gannon, or a group of Persons of which one or more of the foregoing is/are a part, has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 30% or more of the voting power of the voting stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower (whether or not such securities are then currently convertible or exercisable).

                 1.2.13   "Closing" is defined in Section 8.1.

                 1.2.14 "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended from time to time.

                 1.2.15 "Commitments" shall mean, for each Lender, such Lender's Facility Commitment Percentage of the Facility Committed Amount.

                 1.2.16 "Consolidated Subsidiary" shall mean at any date any Subsidiary of the Borrower or other entity, the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                 1.2.17 "Consolidated Tangible Net Worth" shall mean, at any date, the sum of the following, all computed and consolidated in accordance with GAAP, consistently applied: consolidated shareholders' equity of the Borrower and its Consolidated Subsidiaries, less any treasury stock, goodwill and any trade names, trademarks, patents, unamortized debt discounts, non-compete agreements and other intangible assets of the Borrower and its Consolidated Subsidiaries.

                 1.2.18 "Credit Documents" shall mean, collectively, this Agreement, the Note and any other agreements, documents or instruments relating to the Facility, whether executed prior to, at or after the Closing hereof, as the same may be amended, supplemented or modified, in writing, from time to time; and "Credit Document" shall mean any one of the foregoing.

                 1.2.19 "Credit Parties" shall mean the Borrower and the Guarantors and "Credit Party" shall mean any one of them.

                 1.2.20 "Debt to EBITDA Ratio" shall mean the ratio of (i) the Borrower's total liabilities, including interests of minority partners in consolidated partnerships, less deferred tax liabilities and subordinated debt, as disclosed on the balance sheet of Borrower at any particular date, to (ii) EBITDA, for the preceding twelve-month period, ending on the test date.





                                      3.

                 1.2.21 "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 1.2.22 "Defaulting Lender" shall mean, at any time, any Lender that, (a) has failed to make an Advance or purchase a Participation Interest required pursuant to the terms of this Agreement (but only for so long as such Advance is not made or repaid or such Participation Interest is not purchased or repaid), (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                 1.2.23 "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                 1.2.24 "EBITDA" shall mean, for any period, with respect to the Borrower and its Consolidated Subsidiaries, the sum of (a) Net Income for such period plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period and (iii) all depreciation and amortization for such period, all as determined in accordance with GAAP.

                 1.2.25 "Eligible Assignee" shall mean (a) any Lender or Affiliate or subsidiary of a Lender and (b) any other commercial bank, financial institution, institutional lender or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) with capital of at least $400 million and with an office in the United States.

                 1.2.26 "Environmental Laws" shall mean any of the Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund Act"), the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Clear Air Act, or any similar laws imposing liability on any person for the generation, storage, impoundment and disposal, discharge, treatment, release, seepage, emission, transportation or destruction of any Hazardous Waste or of any garbage, sewage, effluent, smoke, dust or any other form of pollution (whether or not denominated as a Hazardous Waste), as the same may be amended from time to time, and any rules, regulations, or administrative orders thereunder and any state statutes, laws, rules, regulations or administrative orders addressing the same or similar subject as the foregoing federal laws.

                 1.2.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 1.2.28 "Eurodollar Rate Advance" shall mean any Floating LIBO Rate Advance and/or any LIBO Rate Advance.






                                      4.

                 1.2.29 "Event of Default" shall mean any of the events or circumstances specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                 1.2.30 "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender).

                 1.2.31 "Facilities" shall mean the Facility and the $7.5 Million Facility, collectively.

                 1.2.32   "Facility" shall mean the Advances, collectively.

                 1.2.33 "Facility Commitment Percentage" shall mean, for each Lender, the percentage identified as its Facility Commitment Percentage on
SCHEDULE 1.2.33, as such percentage may be modified in connection with any assignment made in accordance with the provisions of either Section 10.13 or subsection 11.4.2.

                 1.2.34 "Facility Committed Amount" shall mean ONE HUNDRED TWENTY FIVE MILLION DOLLARS ($125,000,000).

                 1.2.35 "Federal Funds Rate" shall mean for any day the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                 1.2.36 "Floating LIBO Rate" shall mean a fluctuating rate of interest per annum equal to the Applicable Margin plus the rate obtained by dividing (a) the rate of interest per annum at which deposits in Dollars are offered in the London Interbank Market in an amount substantially equal to the Floating LIBO Rate Advance and with a term equal to three (3) months, as appears on the LIBO Rate Reference Page as of 11:00 a.m. (London time) on the date for which the Floating LIBO Rate is being calculated, by (b) an amount equal to 1 minus the Floating LIBO Reserve Requirement for such date. If at least two such offered rates appear on the LIBO Rate Reference Page, the rate will be the arithmetic mean of such offered rates. The Agent may, in its discretion, use any other publicly available index or reference rate showing rates offered for United States dollar deposits in the London Interbank market as of the applicable date. In addition, the Agent may, in its discretion, use rate quotations for daily or annual periods in lieu of quotations for substantially equivalent monthly periods.



                                      5.

                 1.2.37 "Floating LIBO Rate Advances" shall mean Advances of portions of the Facility which bear interest at the Floating LIBO Rate.

                 1.2.38 "Floating LIBO Reserve Requirement" shall mean, for any Floating LIBO Rate Advance, the rate, expressed as a decimal, at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained by a Lender on the date for which a Floating LIBO Rate is being calculated, against U.S. dollar nonpersonal time deposits in the United States with a term equal to ninety (90) days.

                 1.2.39 "GAAP" shall mean generally accepted accounting principles in effect at the time of any determination thereof, consistently applied.

                 1.2.40 "Guarantors" shall mean Outback Steakhouse of Florida, Inc., a Florida corporation, and Carrabba's Italian Grill, Inc., a Florida corporation, and any other Person which shall, subsequent to the date of this Agreement, guarantee the obligations of the Borrower under the Credit Documents as provided in Section 6.18.

                 1.2.41 "Hazardous Materials" shall mean any hazardous, toxic or radioactive substance, materials or products as defined under any Environmental Laws, including, but not limited to, petroleum products, ammonia, chlorine, derivatives of petroleum products, pesticides, asbestos and asbestos-containing materials, and polychlorinated biphenyls (PCBs).

                 1.2.42 "Interest Expense" shall mean, for any period, with respect to the Borrower and its Consolidated Subsidiaries, all net interest expense, including the interest component under any capital leases, as determined in accordance with GAAP.

                 1.2.43 "Interest Payment Date" shall mean (a) as to Prime Rate Advances and Floating LIBO Rate Advances, each February 2, May 2, August 2 and November 2 and on the Maturity Date and (b) as to LIBO Rate Advances, on the last day of each applicable LIBO Interest Period and on the Maturity Date and in addition where the applicable LIBO Interest Period for a LIBO Rate Advance is greater than three months, then also on the date three months from the beginning of the LIBO Interest Period and each three months thereafter.

                 1.2.44 "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                 1.2.45 "Leverage Ratio" shall mean the ratio of (i) the Borrower's total liabilities, including interest of minority partners in consolidated partnerships, shown on the balance sheet of the Borrower at any particular date to (ii) the Borrower's Consolidated Tangible Net Worth on such date.




                                      6.

                 1.2.46 "LIBO Interest Period" shall mean the period commencing on the date so specified in the Borrower's notice to the Agent specifying that the LIBO Rate is to apply to a LIBO Rate Advance and ending on the date specified in such notice, which (a) ending date shall be one (1), two
(3), three (3), or six (6) months after the commencement date and (b) shall not be beyond the Maturity Date. If any LIBO Interest Period would end on a date which is not a Banking Business Day, such LIBO Interest Period shall be extended to the next succeeding Banking Business Day, unless the next succeeding Banking Business Day is in the next calendar month, in which case such LIBO Interest Period shall end on the next preceding Banking Business Day.

                 1.2.47 "LIBO Rate" shall mean an interest rate per annum equal to the Applicable Margin plus the rate per annum obtained by dividing (a) the rate of interest per annum at which deposits in Dollars are offered in the London Interbank Market as appears on the LIBO Rate Reference Page as of 11:00 a.m. (London time) on the day that is two London Banking Days (as defined herein) preceding the first Banking Business Day of the LIBO Interest Period, by (b) an amount equal to 1 minus the LIBO Reserve Percentage for such LIBO Interest Period. If at least two such offered rates appear on the LIBO Rate Reference Page, the rate will be the arithmetic mean of such offered rates.
The Agent may, in its discretion, use any other publicly available index or reference rate showing rates offered for United States dollar deposits in the London Interbank market as of the applicable date. In addition, the Agent may, in its discretion, use rate quotations for daily or annual periods in lieu of quotations for substantially equivalent monthly periods.

                 1.2.48 "LIBO Rate Advances" shall mean Advances of portions of the Facility which bear interest at the LIBO Rate.

                 1.2.49 "LIBO Rate Reference Page" shall mean any of (a) the Reuters Screen LIBO Page, (b) the Dow Jones Telerate Page 3750 or (c) such other nationally recognized source, as may from time to time be used by the Agent in its sole discretion as a reference for determining any applicable LIBO Rate or Floating LIBO Rate.

                 1.2.50 "LIBO Reserve Percentage" shall mean, for any LIBO Rate Advance, the rate, expressed as a decimal, at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained by a Lender two (2) Business Days prior to the commencement of a LIBO Interest Period against Eurocurrency liabilities having a term substantially equal to such LIBO Interest Period.

                 1.2.51 "LIBO Roll-Over Date" shall mean the last day of any LIBO Interest Period.

                 1.2.52 "London Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

                 1.2.53   "Maturity Date" shall mean August 22, 2000.





                                      7.

                 1.2.54 "Net Income" shall mean, for any period, the net income after taxes for such period of the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.

                 1.2.55   "Non-Usage Fee" shall have the meaning set forth in
Section 2.4.

                 1.2.56 "Note" or "Notes" shall mean the Revolving Promissory Notes, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of EXHIBIT 2.1.6.

                 1.2.57 "Notice of Borrowing" shall mean a request by the Borrower for an Advance in the form of EXHIBIT 2.1.2.

                 1.2.58 "Notice of Continuation/Conversion" shall mean a request by the Borrower to continue (i) an existing Floating LIBO Rate Advance as a Floating LIBO Rate Advance or (ii) an existing LIBO Rate Advance to a new LIBO Interest Period or to convert a Eurodollar Rate Advance to a Prime Rate Advance or a Prime Rate Advance to a Eurodollar Rate Advance, in the form of
EXHIBIT 2.1.4.

                 1.2.59 "Officers' Certificate" shall mean a certificate, in form and substance satisfactory to the Agent, signed by the President, a Vice President, the Chief Financial Officer or the Treasurer of the Borrower, including, without limitation, an Officer's Certificate in the form attached as
EXHIBIT 6.1.

                 1.2.60 "Participation Interest" shall mean the Extension of Credit by a Lender by way of a purchase of a participation in any Advances as provided in subsection 11.4.3.

                 1.2.61 "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or a government or any agency or political subdivision thereof.

                 1.2.62 "Prime Based Rate" shall mean a fluctuating rate of interest per annum equal to the Prime Rate minus one percent (1%).

                 1.2.63 "Prime Rate" shall mean the rate of interest announced by BBI from time to time as its prime rate. The Prime Rate is a reference rate and is not the lowest rate at which Barnett Bank, N.A. will lend money to customers.

                 1.2.64 "Prime Rate Advances" shall mean Advances of portions of the Facility which bear interest at the Prime Based Rate.

                 1.2.65 "Required Lenders" shall mean Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes at least 66 2/3% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit






                                      8.

Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the sum of the Facility Commitment Percentage of such Lender multiplied by the Facility Committed Amount and (b) at any time after the termination of the Commitments, the principal balance of the outstanding Advances of such Lender.

                 1.2.66 "$7.5 Million Agreement" shall mean that certain Second Amended and Restated Loan Agreement executed by and between the Borrower and the Agent dated August 14, 1995, as amended May 30, 1996 and of even date herewith, relating to the $7.5 Million Facility.

                 1.2.67 "$7.5 Million Facility" shall mean that certain revolving line of credit facility in the maximum principal amount of $7,500,000.00 made available by the Agent to the Borrower, as evidenced by the $7.5 Million Note and the $7.5 Million Agreement.

                 1.2.68 "$7.5 Million Note" shall mean that certain Second Amended and Restated Commercial Promissory Note dated of even date herewith, in the original principal amount of $7,500,000.00 executed by the Borrower and delivered to the Agent.

                 1.2.69 "Subsidiary" shall mean (i) any corporation of which more than fifty percent (50%) of the outstanding shares of stock of each class having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) is at the time owned by the Borrower or by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries or (ii) any partnership in which the Borrower or one or more of its Subsidiaries, or the Borrower and one or more of its Subsidiaries own more than fifty percent (50%) of the capital or profits interest thereof.

                 1.2.70 "Swing Line Advances" shall mean Advances of portions of the Swing Line Facility.

                 1.2.71 "Swing Line Facility" shall mean a $10,000,000.00 portion of the Facility Committed Amount which is accessed directly from the Borrower's checking account with the Agent to cover the daily cash requirements of the Borrower.

                 1.2.72 "Unused Commitment" shall mean, for any period, the amount by which (a) the then applicable aggregate Facility Committed Amount exceeds (b) the daily average sum for such period of the outstanding aggregate principal amount of all Advances (including Swing Line Advances).

         1.3 Other Definitional Provisions. All terms defined in or incorporated into this Agreement shall have the same defined meanings when used in the other Loan Documents or any certificate or other instrument made or delivered pursuant hereto unless the context otherwise requires. Any accounting term used but not defined herein shall have the meaning given to it under GAAP.







                                      9.

                                   ARTICLE 2

                                 The Facility

         2.1     The Facility.

                 2.1.1 Facility Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Advances to the Borrower, in Dollars, at any time and from time to time, during the period from and including the Effective Date to but not including the Maturity Date (or such earlier date if the Facility Committed Amount has been terminated as provided herein); provided, however, that (i) the aggregate amount of Advances outstanding shall not exceed the Facility Committed Amount and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Advances shall not exceed such Lender's Facility Commitment Percentage of the Facility Committed Amount minus such Lender's Facility Commitment Percentage of any outstanding Swing Line Advances which such Lender has not then funded pursuant to Section 2.2. Subject to the terms of this Agreement (including the provisions of Section 3.3, below), the Borrower may borrow, repay and reborrow portions of the Facility.

                 2.1.2 Method for Obtaining Advances Other than Swing Line Advances. For Advances of portions of the Facility, other than Advances of the Swing Line by no later than 10:00 a.m. (i) on the requested date of funding of Advances that will be Prime Rate Advances or Floating LIBO Rate Advances or
(ii) three Banking Business Days prior to the requested date of funding of Advances that will be LIBO Rate Advances, the Borrower shall submit a written Notice of Borrowing in the form of EXHIBIT 2.1.2 to the Agent setting forth (A) the amount of the requested Advance, (B) whether such Advance shall accrue interest at the Prime Based Rate, the Floating LIBO Rate or the LIBO Rate, (C) with respect to Advances that will be LIBO Rate Advances, the LIBO Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 8.3;

                 2.1.3 Funding of Advances. Upon receipt of a Notice of Borrowing, the Agent shall promptly inform the Lenders as to the terms thereof by oral, telephonic or written notification by telecopier (a "Notice to Lenders"). Oral or telephonic notification from the Agent to each Lender shall be followed by same-day written notification by telecopier to each Lender. The date that each such oral, telephonic or written notice is given to the Lenders by the Agent is hereinafter referred to as an "Advance Request Date." Each Lender shall make its Facility Commitment Percentage of the requested Advances available to the Agent by (i) by 2:00 p.m., E.S.T., on the Advance Request Date, if the Notice to Lenders was provided to such Lender by 12:00 Noon, E.S.T., on the Advance Request Date, or (ii) by 10:00 a.m., E.S.T., on the next banking day, if the Notice to Lender was provided to such Lender after 12:00 Noon, E.S.T., on the Advance Request Date., by transferring the same via wire transfer of immediately available funds to the account set forth below, or to such other account as the Agent may designate to the Lenders in writing. The amount of the requested








                                      10.

Advances will then be made available to the Borrower by the Agent by crediting the account of the Borrower maintained with the Agent, to the extent the amount of such Advances are made available to the Agent. The account into which each Lender shall transfer such Lender's Facility Commitment Percentage of each requested Advance is as follows:

                      Barnett Bank, N.A.
                      Jacksonville, Florida
                      ABA #063000047
                      Attention:  Commercial Loan Accounting
                      Reference: Outback Steakhouse, Inc., Loan No. 04000017808 If Questions: Call (904) 464-5054


        No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Advances hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Agent shall have been notified by any Lender prior to the date of any such Advance that such Lender does not intend to make available to the Agent its portion of the Advances to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Advances, and the Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender, together with interest thereon (1) from noon on the date the funds should have been delivered to the Agent until noon on the second business day thereafter, at the Federal Funds Rate and (2) from that date until the date that Agent recovers such amount from such Lender, at the Prime Rate. All such amounts shall be paid without setoff, deduction, or counterclaim of any kind whatsoever.

                 2.1.4 Continuations and Conversions. Subject to the terms of Section 8.3, the Borrower shall have the option, on any Banking Business Day, to continue existing Eurodollar Loans for a subsequent Floating LIBO Interest Period or LIBO Interest Period, as applicable, to convert Prime Rate Advances into Eurodollar Rate Advances or to convert Eurodollar Rate Advances into Prime Rate Advances; provided, however, that (i) each such continuation or conversion must be requested by the Borrower pursuant to a written Notice of Continuation/Conversion, in the form of EXHIBIT 2.1.4, in compliance with the terms set forth below, (ii) except as provided in Section 3.8, LIBO Rate Advances may only be continued or converted on the last day of the LIBO Interest Period applicable thereto, (iii) Eurodollar Rate Advances may not be continued nor may Prime Rate Advances be converted into Eurodollar Rate Advances during the existence and continuation of a Default or Event of Default and (iv) any request to continue a Eurodollar Rate Advance that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Rate Advance at the end of the applicable Floating LIBO Interest Period or LIBO Interest Period shall constitute a conversion to a Prime Rate Advance on the last day of the applicable Interest Period. Each continuation or conversion must be requested by the Borrower no later than 11:00 a.m. (A) on the date for a requested conversion of a Eurodollar Rate Advance to a Prime Rate Advance, the









                                      11.

requested conversion of a Prime Rate Advance to a Floating LIBO Rate Advance or the requested continuation of a Floating LIBO Rate Advance (B) three Banking Business Days prior to the date for a requested continuation of a LIBO Rate Advance or a requested conversion of a Prime Rate Advance or a Floating LIBO Rate Advance to a LIBO Rate Advance, in each case pursuant to a written Notice of Continuation/Conversion submitted to the Agent which shall set forth (x) whether the Borrower wishes to continue or convert such Advances and (y) if the request is to continue a LIBO Rate Advance or convert a Prime Rate Advance or a Floating LIBO Rate Advance to a LIBO Rate Advance, the LIBO Interest Period applicable thereto.

                 2.1.5 Minimum Amounts. Each request for a borrowing, conversion or continuation shall be subject to the requirements that (i) each LIBO Rate Advance shall be in a minimum amount of $5,000,000.00 and in integral multiples of $500,000.00 in excess thereof, (ii) each Prime Rate Advance and/or Floating LIBO Rate Advance shall be in a minimum amount of the lesser of $1,000,000.00 (and integral multiples of $50,000.00 in excess thereof) or the remaining amount available under the Facility Committed Amount and (iii) no more than ten (10) LIBO Rate Advances shall be outstanding hereunder at any one time. For the purposes of this Section, all LIBO Rate Advances with the same LIBO Interest Periods shall be considered as one LIBO Rate Advance, but LIBO Rate Advances with different LIBO Interest Periods, even if they begin on the same date, shall be considered as separate LIBO Rate Advances.

                 2.1.6 Notes. The Advances made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Facility Commitment Percentage of the Facility Committed Amount in substantially the form of EXHIBIT 2.1.6.

         2.2 Swing Line Advances. Swing Line Advances shall be made automatically by the Agent as and when the Swing Line Facility is accessed by Borrower through its operating checking account. Notwithstanding anything contained in this Agreement or any of the other Credit Documents to the contrary, all Swing Line Advances shall bear interest at the Floating LIBO Rate. Until such time as either (i) the Agent, in its capacity as one of the Lenders, has fully funded its Facility Commitment Percentage of the Facility Committed Amount or (ii) a Default or Event of Default has occurred, the Lenders shall not be obligated to fund their respective Facility Commitment Percentages of Swing Line Advances. At such time as one of the events set forth in clause (i) and (ii) of the preceding sentence occurs, each Lender shall pay to the Agent its Facility Commitment Percentage of the Swing Line Advances outstanding as of 9:30 a.m., E.S.T. (the "Outstanding Swing Line Amount") on the date of such occurrence upon oral, telephonic or written notification by telecopier by the Agent of the Outstanding Swing Line Amount (a "Notice of Amount"). Oral or telephonic notification from the Agent to each Lender shall be followed by same-day written notification by telecopier to each Lender. The date that such oral, telephonic or written notice is given to the Lenders by the Agent is hereinafter referred to as the "Swing Line Request Date." Each Lender shall deliver to the Agent its respective Facility Commitment Percentage of such Outstanding Swing Line Amount (i) by 2:00 p.m., E.S.T., on the Swing Line Request Date, if the Notice of Amount was provided to such Lender by 12:00 Noon, E.S.T., on the Swing Line








                                      12.

Request Date, or (ii) by 10:00 a.m., E.S.T., on the next banking day, if the Notice of Amount was provided to such Lender after 12:00 Noon, E.S.T., on the Swing Line Request Date, by transferring the same via wire transfer of immediately available funds to the account set in Section 2.1(c), above. Until a Lender, other than the Agent, has become obligated to fund its Facility Commitment Percentage of Outstanding Swing Line Amount, as above provided, such Lender's Facility Commitment Percentage of the Outstanding Swing Line Amount shall not be deemed to be advanced by such Lender for purposes of calculating such Lender's Facility Commitment Percentage of the Non-Usage Fee, but shall be deemed to be advanced for purposes of calculating the amount of such Lender's Commitment which is available for any purpose other than funding such Lender's Facility Commitment Percentage of outstanding Swing Line Advances pursuant to this Section 2.2.

         2.3 Term. The term of the Facility shall be for a period beginning with the date hereof and terminating on the Maturity Date, unless sooner terminated pursuant to the terms of this Agreement.

         2.4 Non-Usage Fee. In consideration for making the Facility available to it, the Borrower shall pay to the Lenders a non-usage fee (the "Non-Usage Fee") at a daily rate equal to 1/360th of 15 basis points (1/360 X 0.15%) on the Unused Commitment. The Non-Usage Fee shall accrue daily and be paid to the Agent quarterly, in arrears, on each Interest Payment Date applicable to Prime Rate Advances commencing November 2, 1997.

         2.5 Administrative Fee. In consideration of the Agent agreeing to act as agent with respect to the Facility, the Borrower shall pay to the Agent an annual fee for the administration of the Facility (the "Administrative Fee") as set forth in a separate letter agreement between the Borrower and the Agent.

                                   ARTICLE 3

                 General Provisions Applicable to the Facility

         3.1     Interest.

                 3.1.1 Interest Rate. All Prime Rate Advances shall accrue interest at the Prime Based Rate, all Floating LIBO Rate Advances shall accrue interest at the Floating LIBO Rate and all LIBO Rate Advances shall accrue interest at the applicable LIBO Rate.

                 3.1.2 Computation of Interest. Interest shall be calculated on the daily outstanding balance of each type of Advance. Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed through the actual payment due date. Changes in the Prime Rate and/or the Floating LIBO Rate shall be effective as of the date of change in the applicable rate.

                 3.1.3 Compliance with Usury Laws. Notwithstanding any provision of this Agreement to the contrary, the parties intend that no provision of this Agreement or the Credit







                                      13.

Documents be interpreted, construed, applied, or enforced so as to permit or require the payment or collection of interest in excess of the maximum rate as hereafter may be permitted by the law applicable to this transaction (the "Maximum Permitted Rate"). If, however, any such provision is so interpreted, construed, applied, or enforced, then the parties intend: (i) that such provision automatically shall be reformed nunc pro tunc so as to require payment only of interest at the Maximum Permitted Rate; and (ii) if the holder of any Note has received interest payments in excess of such Maximum Permitted Rate, that the amount of such excess be credited nunc pro tunc in reduction of the principal amount of such Note, together with interest at such Maximum Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend: first, that all charges be excluded to the extent that they are properly excludable under the usury laws of the State of Florida or the United States of America, as they from time to time are determined to apply to this obligation; and, second, that all charges that may be "spread" in the manner provided by Section 687.03(3), Florida Statutes (1995), or any similar successor law, be spread in the manner provided by such statute.

                 3.1.4 Late Charge. If any payment required by this Agreement or any of the Notes is not paid within ten (10) days after the date such payment is due, the Borrower shall pay a late charge equal to the greater of (a) $100.00 or (b) five percent (5%) of the amount of any payment which is not received by the Agent on or before the tenth (10th) day following the date such payment is due, to compensate for the loss of use of funds and for the expense of handling the delinquency, which late charge must be received by the Agent with the payment then due.

                 3.1.5 Default Rate of Interest. Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the outstanding Advances and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then at the Prime Rate, plus two percent (2%) per annum).

         3.2 Place and Manner of Payments. All payments of principal, interest, fees, expenses and other amounts to be made by the Borrower or a Guarantor under this Agreement shall be received not later than 12:00 Noon, local time, on the date when due, in Dollars and in immediately available funds, by the Agent at its offices at 101 East Kennedy Boulevard, Tampa, Florida 33602 or at such other address as the Agent may from time to time designate in writing. Payments received after such time shall be deemed to have been received on the next Banking Business Day. The Borrower shall, at the time it makes any payment under this Agreement, specify to the Agent, the Advances, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Agent shall, subject to Section 3.4, distribute such payment to the Lenders in such manner as the Agent may deem appropriate). The Agent will distribute such payments to the applicable Lenders if any such payment is received prior to 12:00 Noon, local time.; otherwise the Agent will distribute such payment to the applicable Lenders on the next succeeding Banking Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a






                                      14.

Banking Business Day, the due date thereof shall be extended to the next succeeding Banking Business Day (subject to accrual of interest and fees for the period of such extension), except that in the case of LIBO Rate Advances, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Banking Business Day.

         3.3     Prepayments.

                 3.3.1 Voluntary Prepayments. The Borrower shall have the right to prepay outstanding Advances in whole or in part from time to time without premium or penalty; provided, however, that (i) LIBO Rate Advances may only be prepaid on three Banking Business Days' prior written notice to the Agent and any prepayment of LIBO Rate Advances will be subject to Section 3.10 and (ii) each such partial prepayment of outstanding Advances shall be in the minimum principal amount of $5,000,000.00 and integral multiples of $500,000.00 in excess thereof.

                 3.3.2    Mandatory Prepayments.

                          (a)     Facility Committed Amount.  If at any time
the sum of the aggregate amount of Advances outstanding exceeds the Facility Committed Amount, the Borrower shall immediately make a principal payment to the Agent in the manner and in an amount necessary to be in compliance with
Section 2.1.

                          (b)     Violation of Financial Covenants.  In the
event that, following any review date with respect to the financial covenants set forth in Sections 6.14 through 6.17, below, the Agent shall notify the Borrower that the Borrower has failed to comply with one or more of such financial covenants, but that the Lenders, rather than declare that an Event of Default exists, elect to (i) require a repayment of a portion of the principal amount of the then outstanding Advances in a stated amount and (ii) limit the Facility Committed Amount to a stated, reduced amount until compliance with such financial covenant(s) has been achieved, the Borrower shall immediately repay the amount of the required principal reduction to the Agent. If the Borrower fails to make any repayment required by this subsection within ten
(10) Business Days after having received the notice from the Agent described above, the same shall constitute an Event of Default

                 3.3.3 Payment in full at Maturity. On the Maturity Date, the entire outstanding principal balance of all Advances, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to the terms of this Agreement.

         3.4 Pro Rata Treatment. Except to the extent otherwise provided herein, each Advance, each payment or prepayment of principal of any Advance, each payment of fees (other than the annual Administrative Fee which is to be retained by the Agent for its own account), each reduction





                                      15.

of the Facility Committed Amount, and each conversion or continuation of any Advance, shall (except as otherwise provided in Section 3.8) be allocated pro rata among the relevant Lenders in accordance with the respective Facility Commitment Percentages of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Advances and Participation Interests of such Lenders); provided that, if any Lender shall have failed to pay its applicable pro rata share of any Advance, then any amount to which such Lender would otherwise be entitled pursuant to this Section shall instead be payable to the Agent until the share of such Advance not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this Section is rescinded or must otherwise be returned by the Agent, each Lender shall, upon the request of the Agent, repay to the Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Agent until the date the Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Prime Rate.

         3.5 Sharing of Payments. The Lenders agree among themselves that, except to the extent otherwise provided herein:

                          (a) All deposits, monies and property of the Borrower seized by any of the Lenders through the exercise of rights of setoff or enforcement of liens, shall be applied to the payment of outstanding amounts due under Credit Documents, before application to any other indebtedness then owing from the Borrower to such Lender;

                          (b) In the event that any Lender shall obtain payment in respect of any Advance, or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or by any other means, in excess of its pro rata share of such payment as provided for in this Agreement, such Lender shall notify the Agent thereof and promptly pay in cash or purchase from the other Lenders a participation in such Advance and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement; and

                          (c) If payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored.

Except as otherwise expressly provided in this Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such




                                      16.

payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section to share in the benefits of any recovery on such secured claim.

         3.6 Capital Adequacy. If, after the date hereof, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's
(or parent corporation's) policies with respect to capital adequacy), then, following not less than thirty (30) days prior notice from such Lender to the Borrower, the Borrower thereafter shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         3.7 Non-Availability of LIBO Rate. In the event, and on each occasion, that: (a) on the day two Banking Business Days prior to the commencement of any LIBO Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that
(i) the LIBO Rate is not available for dollar deposits in an amount approximately equal to the Advance with respect to which the Borrower requests that LIBO Rate apply, or (ii) the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of making or maintaining a LIBO Rate with respect to such Advance during such LIBO Interest Period, or (iii) reasonable means do not exist for ascertaining a LIBO Rate, or (iv) a LIBO Rate with respect thereto would be in excess of the maximum interest rate which the Borrower may by law pay; or (b) on the date that the Floating LIBO Rate is to become applicable to an Advance, the Agent shall have determined that (y) reasonable means do not exist for ascertaining the Floating LIBO Rate, or (z) the Floating LIBO Rate with respect thereto would be in excess of the maximum interest rate which the Borrower may by law pay, such Advance shall bear interest at the Prime Based Rate until the foregoing circumstances no longer apply.







                                      17.

         3.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Advances as contemplated by this Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Rate Advances, continue Eurodollar Rate Advances as such and convert a Prime Rate Advances to Eurodollar Rate Advances shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Rate Advances, such Lender shall then have a commitment only to make a Prime Rate Advance when a Eurodollar Rate Advance is requested and (c) such Lender's Advances then outstanding as Eurodollar Rate Advances, if any, shall be converted automatically to Prime Rate Advances immediately, with respect to Floating LIBO Rate Advances, and on the respective last days of the then current LIBO Interest Periods, with respect to LIBO Rate Advances, or within such earlier period as required by law. If any such conversion of a LIBO Rate Advance occurs on a day which is not the last day of the LIBO Interest Period applicable thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.10.

         3.9 Requirement of Law. The Borrower recognizes that the cost to the Lenders of making or maintaining LIBO Rates with respect to the LIBO Rate Advances may be, from time to time affected by the matters set forth in subsections 3.9.1 and 3.9.2, below, and the Borrower agrees that the Lenders, in quoting or establishing a LIBO Rate at the commencement of a LIBO Interest Period, may take into consideration such additional amount or amounts resulting from the following as the Lenders shall determine will compensate the Lenders for such additional costs:

                 3.9.1 Reserve Requirements. The imposition of, or changes in, the reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States, including, but not limited to, any reserve on Eurocurrency Liabilities, as defined in Regulation D, at the ratios provided in such Regulation from time to time, it being agreed that any LIBO Rate Advances shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions, or offsets that may be available to the Lender or BBI from time to time under such Regulation; or

                 3.9.2 Changes of Law. Any change, after the date of this Agreement, in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any court changing the basis of taxation of payments to a Lenders of the principal of or interest on any LIBO Rate Advances or any other fees or amounts payable under this Agreement (other than taxes imposed on the overall net income of a Lender by any state, or by any political subdivision or taxing authority therein), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by a Lender or imposing on a Lender or the London Interbank Market







                                      18.

any other condition affecting this Agreement or any LIBO Rate Advances so as to increase the cost to a Lender of making or maintaining a LIBO Rate with respect to any LIBO Rate Advance or to reduce the amount of any sum received or receivable by a Lender under this Agreement (whether of principal, interest or otherwise), by an amount deemed by the Lender to be material, but without duplication for payments required under subsection 3.9.1, above.

Notwithstanding the foregoing, once a LIBO Rate has been established for a particular LIBO Rate Advance, the LIBO Rate so established shall apply, without increase, during the applicable LIBO Interest Period, notwithstanding the fact that the cost to a Lender of making or maintaining LIBO Rates may be increased as a result of an event set forth in subsection 3.9.1 or 3.9.2, above.

        3.10 Prepayment Premium for LIBO Rate Advances. With respect to each such LIBO Rate Advance being prepaid, the Borrower shall pay to the Agent, contemporaneously with any such prepayment of this Note, an amount equal to the amount of the prepayment multiplied by a per annum interest rate equal to the difference between the LIBO Rate applicable thereto, and the 360 day equivalent interest yield (hereinafter called the "Reinvestment Rate") on any United States Treasury obligations selected by the Agent in an aggregate amount approximately equal to the LIBO Rate Advance being prepaid and with maturities comparable to the LIBO Roll-Over Date applicable thereto, calculated over a period of time from the date of prepayment to and including such LIBO Roll-Over Date of such LIBO Rate Advance. If the LIBO Rate on such LIBO Rate Advance being prepaid is equal to or less than the Reinvestment Rate, no prepayment premium shall be due. Any payment of LIBO Rate Advances after acceleration of the applicable maturity date of Facility, or the commencement of any proceedings to enforce Credit Documents, as a result of the occurrence of an Event of Default, shall be deemed a voluntary prepayment for the purposes of this paragraph and a prepayment premium calculated pursuant to the provisions of this paragraph shall be payable with respect thereto based upon the LIBO Rates applicable to any LIBO Rate Advances immediately prior to such default and acceleration. Any partial prepayment of Advances shall be applied first to the payment in full of outstanding Prime Rate Advances and Floating LIBO Rate Advances, and then in reduction of the various outstanding LIBO Rate Advances, in such order and manner so as to minimize the prepayment premium due with respect thereto as calculated pursuant to the provisions of this paragraph. The Agent shall certify to the Borrower the amount and basis of determination of such prepayment premium, it being agreed that (a) the calculation of such prepayment premium may be based on any United States Treasury obligations selected by the Agent in its sole discretion and (b) the Lenders shall not be obligated or required to have actually reinvested the prepaid principal balance of any such LIBO Rate Advance in any such United States Treasury obligations as a condition precedent to receiving a prepayment premium calculated as aforesaid. The Borrower shall, upon receipt of such certification and contemporaneously with any such prepayment of any such LIBO Rate Advance, remit to the Agent the prepayment premium, if any, due in connection therewith as calculated pursuant to the provisions of this paragraph. The Agent shall not be obligated to accept any prepayment of any LIBO Rate Advance unless it is accompanied by the prepayment premium, if any, due in connection therewith as calculated pursuant to the provisions of this Section.






                                      19.

         3.11 Indemnification. The Borrower shall indemnify the Lenders against any loss or expense that the Lenders may sustain or incur as a consequence of any default by the Borrower in the payment of any portion of the Facility bearing interest at a LIBO Rate, as and when due and payable, or the occurrence of any event specified in the provisions of this Agreement or the Credit Documents, including, but not limited to, any loss or reasonable expense sustained or incurred in liquidating or reemploying deposits from third parties acquired to effect or maintain any LIBO Rate with respect to any LIBO Rate Advance. The Agent shall provide to the Borrower a statement explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

         3.12    Taxes.

                 3.12.1 Foreign Lender. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall: (a) on or before the date of any payment by the Borrower under this Agreement or Note(s) to such Lender, deliver to the Borrower and the Agent (x) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and (y) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax; (b) deliver to the Borrower and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and (c) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Agent. In the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, such Lender shall
(A) represent to the Borrower (for the benefit of the Borrower and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish to the Borrower, on or before the date of any payment by the Borrower, with a copy to the Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes.





                                      20.

         Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to this Agreement shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection (b); provided that in the case of a participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                 3.12.2 Florida Taxes. In connection with this transaction there may or may not be due certain documentary stamp taxes and/or intangible taxes imposed by the State of Florida (the "Florida Taxes"). In addition to (and not in limitation of) the indemnification with respect to tax liabilities set forth above, the Borrower agrees to indemnify the Agent and each Lender, their directors, officers, agents and employees from and against any and all liability, damage, loss, cost, expense or reasonable attorney fees which may accrue to or be sustained by the Agent, a Lender or their directors, officers, agents or employees on account of or arising from any claim or action raised by, filed or brought by or in the name of any Florida governmental or administrative department with respect to non-payment of the Florida Taxes against the Agent, a Lender, or any of their directors, officers, agents or employees.

         3.13 Interest Rate Hedges or Swaps. The Borrower agrees that it will not enter into any interest rate hedge or exchange agreement (a "Swap") with respect to all or any portion of the Facility without the prior written consent of the Agent, which consent shall not be unreasonably withheld. At any time that the Borrower desires to enter a Swap, the Borrower shall give written notice to the Agent of such fact, which notice shall (i) be given to the Agent not less than thirty (30) days prior to the date upon which the Borrower proposes to enter such Swap and (ii) specify the parties to the Swap and the terms thereof. The Agent shall notify the Borrower in writing, within twenty
(20) days after receipt of any such notice from the Borrower whether the Agent consents to the entry of such Swap and, if the Agent does not consent, the reasons for withholding such consent. In the event that the Agent does not provide such notice to the Borrower within such 20-day period, the Agent shall be deemed to have consented to the Borrower's entry into such Swap.


                                   ARTICLE 4

                                    Guaranty

         4.1 Guaranty of Payment. Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Agent (i) the prompt payment of all obligations of the Borrower under the Credit Documents in full when due (whether






                                      21.

at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and
(ii) the timely performance of all other obligations under the Credit Documents (collectively, the "Guaranteed Obligations"). This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to the Guaranteed Obligations whenever arising.

         4.2 Obligations Unconditional. The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Guaranteed Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Guaranteed Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under the Agreement have been terminated and no Person or governmental authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or from exercising any other rights available to it under any of the Credit Documents, and the exercise of any of the aforesaid rights shall not constitute a discharge of any of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance of by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

         4.3 Modifications. Each Guarantor agrees that (a) all or any part of any security now or hereafter held for the Guaranteed Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for







                                      22.

the Guaranteed Obligations; (c) the time or place of payment of the Guaranteed Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Guaranteed Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4 Waiver of Rights. Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Agreement) with respect to the Guaranteed Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Guaranteed Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices to which such Guarantor might otherwise be entitled; and (f) demand for payment under this Guaranty.

         4.5     Reinstatement.  The obligations of the Guarantors under this
Article 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6 Remedies. The Guarantors agree that, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Article 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Obligations being deemed to have become




                                      23.

automatically due and payable), such Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

         4.7 Limitation of Guaranty. Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).


                                   ARTICLE 5

                         Representations and Warranties

         In order to induce the Agent and the Lenders to enter into this Agreement and to make the Facility available, the Borrower and, to the extent that the following representations and warranties are applicable to the Guarantors, the Guarantors, represent and warrant to the Agent and each of the Lenders (which representations and warranties shall survive the delivery of the Notes and the making of Advances) that:

         5.1 Corporate Status. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and legal authority to own its property and carry on its business as now being conducted and is duly qualified to do business in every jurisdiction where qualification is necessary. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state(s) of its formation, has the corporate power and legal authority to own its property and carry on its business as now being conducted and is duly qualified to do business in every jurisdiction where qualification is necessary.

         5.2 Subsidiaries. The Guarantors are the only Subsidiaries which have, individually, total assets in excess of $5,000,000.00. The Borrower agrees to provide to the Agent annually, simultaneously with providing the information required pursuant to Section 6.1(a), a then current list of all Subsidiaries and the Borrower's percentage ownership of each such Subsidiary.

         5.3 Joint Ventures and Partnerships. The Borrower owns not less than a forty-five percent (45%) interest in each of the joint ventures in which the Borrower is involved and not less than a seventy percent (70%) interest in the partnerships in which the Borrower is involved (such joint ventures and partnerships being referred to collectively as the "Joint Ventures"). The Borrower agrees to provide to the Agent annually, simultaneously with providing the information required pursuant to Section 6.1(a), a then current list of all Joint Ventures and the Borrower's percentage ownership of each such Joint Venture.







                                      24.

         5.4 Fictitious Names. Except for the names "Outback Steakhouse" and "Carrabba's Italian Grill" no other fictitious or trade name(s) are currently used by the Borrower, its Subsidiaries or the Joint Ventures as restaurant names in the conduct of its or their businesses.

         5.5 Power and Authority. Each Credit Party is authorized under all applicable provisions of law to execute, deliver and perform pursuant to this Agreement and the other Credit Documents, and all actions on the part of each Credit Party required for the lawful execution, delivery and performance of this Agreement and the other Credit Documents to which such Credit Party is a party have been duly taken. Each of this Agreement and each of the other Credit Documents, upon the due execution and delivery thereof, will be the valid and enforceable instrument, obligation or agreement of the each Credit Party executing such document in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally. To the best of each Credit Party's knowledge, neither the execution and delivery of this Agreement or the other Credit Documents, nor the fulfillment of or compliance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, order, writ, or decree, or any agreement or instrument to which such Credit Party is now a party, or create any security interest, chattel mortgage, lien or other encumbrance upon any of the property or assets of such Credit Party pursuant to the terms of any agreement or instrument to which such Credit Party is a party or by which it is bound, except those, if any, in favor of the Lenders expressly created by the Credit Documents.

         5.6     Financial Information.

                          (a) The consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of December 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flow for the fiscal year then ended, reported on by Deloitte & Touche, a copy of each of which has been delivered to the Agent, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such fiscal year.

                          (b) The unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of March 31, 1997 and the related unaudited consolidated statements of income, shareholders' equity and cash flow for the three months then ended, set forth in the Borrower's quarterly report for the fiscal quarter ended March 31, 1997 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to the Agent, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in paragraph (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and changes in financial position for such three month period (subject to normal year-end adjustments).





                                      25.

                          (c) Since December 31, 1996, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

         5.7 No Liens. There are no judgments, liens, encumbrances, or other security interests outstanding against any Credit Party or any of such Credit Party's property other than those disclosed to the Agent and the Lenders in connection with the Borrower's request for the Facility.

         5.8 Liabilities. No Credit Party has incurred any debts, liabilities, or obligations other than those disclosed to the Agent and the Lenders in connection with the Borrower's request for the Facility or those shown on the financial statements and/or the notes thereto submitted to the Agent by the Borrower or those incurred in the ordinary course of business subsequent to the date of the financial statements.

         5.9 Litigation. There are no investigations, actions, suits or proceedings by any federal, state or local government body, agency or authority, or any political subdivisions thereof, or by any Person, pending, or to the knowledge of the Credit Parties, threatened against any of the Credit Parties or other proceedings to which any Credit Party is a party (including administrative or arbitration proceedings), (a) that are likely to result in any material adverse change in, or to have any other material adverse effect on, the business or condition, financial or otherwise, of such Credit Party, or
(b) that, whether or not a Credit Party is a party thereto, seek to restrain, enjoin, prohibit or obtain damages or other relief with respect to the transactions contemplated by this Agreement.

         5.10 Tax Returns. Each Credit Party has filed all tax returns required to be filed by it and has paid all taxes and assessments payable by it that have become due, other than those not yet delinquent. Each Credit Party has established reserves that are believed by such Credit Party to be adequate for the payment of all federal and state income taxes not heretofore paid or closed by applicable statute.

         5.11 Contract or Restriction Affecting Credit Parties. No Credit Party is a party to or bound by any contract or agreement or subject to any charter or other corporate restriction that materially and adversely affects or will materially and adversely affect the business, properties or condition, financial or otherwise, of such Credit Party.

         5.12 Patents and Trademarks. The Credit Parties own, possess or have the right to use all patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets and proprietary and other confidential commercial information necessary to conduct their businesses as now conducted in all material respects, without known conflict with any patent, license, trademark, trade name, copyright or proprietary right of any other person, except for conflicts which do not have a materially adverse effect on the Credit Parties or their businesses.







                                      26.

         5.13 Governmental Approval. Each Credit Party is in compliance with all applicable laws and regulations of all governmental authorities, except where the failure to so be in compliance will not materially and adversely affect the business, properties or condition, financial or otherwise, of such Credit Party. Except as otherwise specified herein, no written approval of any federal, state or local governmental authority, or any political subdivision thereof, is necessary for the Credit Parties to carry out the terms of this Agreement or any of the other Credit Documents, and no consents or approvals are required in the making or performance of this Agreement or any of the other Credit Documents by the Credit Parties.

         5.14 Regulation U. Except for the repurchase by the Borrower of shares of its issued and outstanding capital stock, no part of the proceeds of the Facility will be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. The Borrower is not engaged and will not engage as one of its important activities in extending credit for the purpose of purchasing or carrying such margin stocks. If requested by the Agent, the Borrower will furnish to the Agent, in connection with the Facility, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U. In addition, no part of the proceeds of the Facility will be used for the purchase of commodity future contracts (or margins therefor for short sales), or for any commodity not required for the normal inventory of one or more of the Credit Parties.

         5.15 Securities Law. Except for the repurchase by the Borrower of shares of its issued and outstanding capital stock, no proceeds of the Facility will be used to acquire any security in any transaction that is subject to Sections 13 and 14 of the Exchange Act, as amended. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (within the meaning of the Investment Company Act of 1940, as amended).

         5.16    ERISA.

                          (a) All pension or welfare benefit plans within the respective meanings of Sections 3(2) and 3(l) of ERISA to which the Borrower is a party or to which the Borrower makes any employer contributions with respect to employees are listed on SCHEDULE 5.16 attached hereto. None of the plans listed on SCHEDULE 5.16 is subject to Section 412 of the Code or Title IV of ERISA. With regard to the current and previous plan years of each plan referred to on SCHEDULE 5.16, all contributions required to meet the employer contribution obligations of the Borrower under the terms of the plan itself, or any applicable collective bargaining agreement, with respect to previous plan years, have been duly made, and such plan and its related trust have not incurred any accumulated funding deficiency (within the meaning of Section 412(a) of the Code and Section 302 of ERISA) since the effective date of ERISA. In addition, the Borrower has not incurred any withdrawal liability under Title IV of ERISA with respect to any multi-employer plan (within the meaning of Section 3(37) of ERISA).







                                      27.

                          (b) To the best of the Borrower's knowledge, neither the Borrower nor any Affiliate has engaged in any "prohibited transactions" within the meaning of Section 4975 of the Code or
         Section 406 of ERISA that could subject the Borrower or such Affiliate to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code.

                          (c) To the best of the Borrower's knowledge, no Reportable Event (as such term is defined in Title IV of ERISA) has occurred with respect to, nor has there been terminated, any plan subject to Title IV of ERISA and maintained for any employees of the Borrower or any member of any "controlled group of corporations" (as such term is defined in Section 1563 of the Code) of which the Borrower is a member.

         5.17    Environmental Matters.

                          (a) To the best of each Credit Party's knowledge, such Credit Party is in compliance with all provisions of the Environmental Laws, except where the failure to so be in compliance will not materially and adversely affect the business, properties or condition, financial or otherwise, of such Credit Party.

                          (b) No Credit Party has received any assessment, notice of liability or notice of financial responsibility, and no notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to a site listed on any federal or state listing of sites containing or believed to contain Hazardous Materials, and no Credit Party has received notification that any hazardous substances (as defined under CERCLA) that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

                          (c) To the best of each Credit Party's knowledge, no part of any of the property used by any Credit Party in its business or any building, structure or facility located thereon or improvement thereto contains asbestos or polychlorinated biphenyls (PCBs); have electrical transformers, fluorescent light fixture ballasts or other equipment containing PCBs installed thereon or therein; is used for the handling, processing, storage or disposal of Hazardous Materials; or contain above-ground or underground storage tanks or other storage facilities for Hazardous Materials or, if any of the foregoing circumstances exist, the same does not and will not have a materially adverse impact on the financial condition or business operations of the Borrower.

                          (d) No excise taxes have been imposed on any Credit Party pursuant to Section 4611, 4661 or 4681 of the Code.

         5.18 No Untrue Statements. Neither this Agreement, nor any of the other Credit Documents, nor any other agreement, report, schedule, certification or instrument simultaneously





                                      28.

with the execution of this Agreement delivered to the Agent by any Credit Party or by any officer thereof, contains any misrepresentation or untrue statement of any material fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading in any material respect.

         5.19 $7.5 Million Facility. The Borrower is in full compliance with and not in default with respect to all of covenants, representations, warranties and obligations set forth in the $7.5 Million Agreement, the $7.5 Million Note and all other documents relating to the $7.5 Million Facility.


                                   ARTICLE 6

                             Affirmative Covenants

                 The Borrower and, to the extent that any of the following affirmative covenants are applicable to the Guarantors, the Guarantors covenant that, so long as any portion of the Advances remains unpaid and unless the Agent and the Lenders otherwise consent in writing:

         6.1     Information.  The Borrower will deliver to the Agent:

                          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche or other independent public accountants of nationally recognized standing;

                          (b) as soon as available and in any event within 45 days after the end of each quarter of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flow for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

                          (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of Borrower in the form attached hereto as EXHIBIT 6.1. If any Event of







                                      29.

         Default exists on the date of such certificate, such certificate shall set forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto;

                          (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) as to whether anything has come to their attention to cause them to believe that there existed on the date of such statements any Event of Default and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

                          (e) forthwith upon the occurrence of any Event of Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                          (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

                          (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and, unless the securities covered thereby are held or distributed by the Borrower, any registration statements on Form S-3 to the extent they relate to secondary offerings or Form S-8 or their equivalents) and annual, quarterly or other reports which the Borrower shall have filed with the Securities and Exchange Commission including, without limitation, Forms 10-K, 10-Q and 8-K;

                          (h) from time to time such additional information regarding the financial position or business of the Borrower as the Agent may reasonably request.

         6.2 Payment of Obligations. Each Credit Party will pay and discharge at or before maturity, all its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

         6.3 Maintenance of Property; Insurance. Each Credit Party will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; will maintain either with financially sound and reputable insurance companies or pursuant to a plan of self-insurance established in accordance with sound and appropriate practices, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business; and will furnish to the Agent, upon request, full information as to the insurance carried.







                                      30.

         6.4 Conduct of Business and Maintenance of Existence. Each Credit Party will preserve, renew and keep in full force and effect its corporate existence and its rights, privileges and franchises necessary or desirable in the normal conduct of business.

         6.5 Inspection of Property, Books and Records. Each Credit Party will keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of the Agent, at the Agent's expense, to visit and inspect any of its properties, to examine and make abstracts and copies from its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

         6.6 Licenses and Permits, Etc. Each Credit Party will preserve and keep in force all licenses, permits and franchises necessary for the proper conduct of such Credit Party's business.

         6.7 Advice Regarding Changes. Each Credit Party will inform the Agent immediately of any material adverse changes in the financial condition of such Credit Party.

         6.8 Advice Regarding Litigation. Each Credit Party will inform the Agent promptly of any litigation or threatened litigation which might or could substantially affect such Credit Party's financial condition.

         6.9 Maintenance of Property. Each Credit Party will maintain all of such Credit Party's property and equipment in a state of good repair.

         6.10 Further Assurances. Each Credit Party will, at its own cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered to the Agent such further instruments and do and cause to be done such further acts that may be necessary or proper in the opinion of the Agent, reasonably exercised, to carry out more effectively the provisions and purposes of this Agreement and the other Credit Documents.

         6.11 Observe All Laws. Each Credit Party will conform to and duly observe in all material respects all laws, regulations and other valid requirements of any regulatory authority with respect to its properties and the conduct of its business.

         6.12 ERISA Requirement. The Borrower will comply with all requirements of ERISA applicable to it and furnish to the Agent as soon as possible and in any event within thirty (30) days after any officer of the Borrower or any duly appointed administrator of any employee pension benefit plan (as defined in ERISA) knows or has reason to know that any Reportable Event (as defined in ERISA) with respect to any such plan has occurred, an Officers' Certificate describing in reasonable detail such Reportable Event and any action that the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation, or any successor thereto, or a statement that said notice will be filed





                                      31.

with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized.

         6.13 Bank Accounts. The Borrower will maintain all operating accounts with the Agent, except for local accounts of restaurant locations operating outside the State of Florida.

         6.14 Consolidated Tangible Net Worth. The Borrower will maintain the Borrower's Consolidated Tangible Net Worth in an amount not less than: (i) $300,000,000.00 for each of the second and third quarters of the Borrower's fiscal year ending in 1997; (ii) $330,000,000.00 for each of the fourth quarter of the Borrower's fiscal year ending in 1997 and the first, second and third quarters of the Borrower's fiscal year ending in 1998; (iii) $375,000,000.00 for each of the fourth quarter of the Borrower's fiscal year ending in 1998 and the first, second and third quarters of the Borrower's fiscal year ending in 1999; and (iv) $450,000,000.00 for the fourth quarter of the Borrower's fiscal year ending in 1999, and each quarter thereafter during the remainder of the term of the Facility. Compliance with the foregoing Consolidated Tangible Net Worth covenant shall be measured as of the end of each fiscal quarter of the Borrower.

         6.15 Leverage Ratio. The Borrower will maintain its Leverage Ratio at a maximum of 0.75:1.00 as of the end of each quarter during the term of this Agreement.

         6.16 Maximum Capital Expenditures. The Borrower will not expend for all Capital Expenditures, excluding pre-opening costs, in excess of: (i) $165,000,000.00 for the Borrower's fiscal year ending in 1997; (ii) $170,000,000.00 for the Borrower's fiscal year ending in 1998; and (iii) $190,000,000.00 for the Borrower's fiscal year ending in 1999. Compliance with the foregoing covenant shall be measured as of the end of each fiscal year.

         6.17 Maximum Debt to EBITDA Ratio. The Borrower will maintain its Debt to EBITDA Ratio at a maximum of 1.50:1.00 as of the end of each quarter during the term of this Agreement.

         6.18 Additional Subsidiaries to Become Guarantors. At the time that any Person becomes a Subsidiary of a Credit Party and such Person so becoming a Subsidiary has total assets of $5,000,000.00 or more, the Borrower shall so notify the Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such Person to (a) execute an agreement, in form and substance satisfactory to the Agent, pursuant to which such Person joins in this Agreement and assumes all obligations of a Guarantor under Article 4 hereof and (b) deliver such other documentation as the Agent may reasonably request, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the joinder agreement referred to above. Further, in the event that, at any time, the total assets of all Subsidiaries which are not then Guarantors (the "Non-Guarantor Subsidiaries"), in the aggregate, is equal to or greater than $15,000,000.00, the Borrower shall so notify the Agent and promptly thereafter (but in any event within 30 days after the date thereof) shall cause such any Non-Guarantor Subsidiary which has total assets equal to or greater than $3,000,000.00 to take the actions and deliver the documents required by clauses (a) and (b) of the preceding sentence.




                                      32.

                                   ARTICLE 7

                               Negative Covenants

         The Credit Parties agree that, so long as any portion of the Advances remains unpaid, unless the Agent and the Required Lenders otherwise consent in writing:

         7.1 Additional Indebtedness. Except for additional indebtedness assumed in connection with acquiring or "rolling-up" franchises and joint ventures, no Credit Party will incur any additional indebtedness for borrowed money, any additional contingent liabilities, or collaterally assign, mortgage, pledge, encumber, grant any security interest in any of such Credit Party's assets, whether now owned or hereafter acquired, except in the ordinary course of such Credit Party's business and with the prior written consent of the Agent, which consent will not be unreasonably withheld.

         7.2 Dividends. No Credit Party will pay any dividends on any of such Credit Party's common stock, except those dividends considered as cash distributions to operating partners and limited partners.

         7.3     Guaranty of Debt.  Except for guarantees by the Borrower of
(i) a loan to a franchisee as contemplated by the $7.5 Million Agreement or
(ii) other debt extended by the Agent to Subsidiaries, Affiliates or franchisees of the Borrower or to some other Person at the request of the Borrower, no Credit Party will guaranty, endorse, or otherwise become surety for or upon the obligation of any Person, except in the ordinary course of such Credit Party's business and with the prior written consent of the Agent, which consent will not be unreasonably withheld.

         7.4 Extend Credit. No Credit Party will lend money or credit to or make or permit to be outstanding loans or advances to officers or shareholders of any Credit Party, except those transactions occurring in the ordinary course of the Credit Party's business and with the prior written consent of the Agent, which consent will not be unreasonably withheld.

         7.5 Merger or Consolidation. The Borrower will not enter into any merger or consolidation in which the Borrower is not the surviving entity.

         7.6 Transfer of Assets; Other Business Changes. No Credit Party will sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter acquired, except in the limited situations where the Borrower is exchanging common stock for joint venture partnership interests or interests of franchisees; or change its name or any name in which it does business; or move its principal place of business.





                                      33.

                                   ARTICLE 8

                              Conditions Precedent

         8.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall be held at Valdosta, Lowndes County, Georgia, on August 22, 1997, or at such other time and/or place as the parties may agree.

         8.2 Conditions Precedent to the Closing. The Agent and the Lenders shall have no obligation to close the transactions contemplated hereby or to make any Advances to the Borrower under the Facility until the Agent has received the items listed below and/or the events described below have occurred, as the case may be:

                          (a) Credit Documents. The Credit Documents shall have been duly executed by the Credit Parties which are party thereto and delivered to the Agent.

                          (b) Resolutions. A certificate from each Credit Party, certified by such Credit Party's duly elected or acting corporate secretary, stating that resolutions of the Board of Directors of such Credit Party have been duly adopted which authorize the execution and delivery of the applicable Credit Documents by such Credit Party's authorized officers.

                          (c) Certificates of Incumbency. A certificate of incumbency for each Credit Party showing the present officers and directors of such Credit Party and specimen signatures of said officers and directors.

                          (d) Certificate of Good Standing; Articles of Incorporation; By-laws. A certificate of good standing with respect to each Credit Party from the Secretary of State of the state of incorporation of such Credit Party; a certificate of such Credit Party's authorization to transact business in the State of Florida from the Secretary of State of Florida; and either a certificate of duly elected or acting corporate secretary stating that the Articles of Incorporation and By-Laws of such Credit Party which have previously been delivered to the Agent have not be changed or amended or, if copies of the Articles of Incorporation and By-Laws of such Credit Party have not previously been delivered to the Agent, certified copies of the Articles of Incorporation and By-Laws of such Credit Party.

                          (e) No Adverse Change. No conditions occur or arise regarding the financial condition of any Credit Party which the Agent deems, in its sole discretion, to have a materially adverse impact on the financial condition of such Credit Party and the Agent receives an Officer's Certificate stating that no such material adverse change has occurred.

                          (f) Opinion of Counsel. An opinion of legal counsel to the Credit Parties addressed to the Agent on behalf of the Lenders dated as of the date of the Closing, which shall cover, among other things, the due authorization, execution, delivery, legality, binding





                                      34.

         effect and enforceability of the Credit Documents, in form and substance reasonably satisfactory to the Agent.

         8.3 Conditions to Advances. At the time of each Advance of a portion of the Facility, each of the following statements shall be true in all material respects:

                          (a) Notice. The Borrower shall have delivered, in the case of any Advance other than a Swing Line Advance, a Notice of Borrowing, duly executed and completed, by the time specified in
         Section 2.1.

                          (b) Availability. Immediately after giving effect to the making of an Advance, the sum of the Advances outstanding shall not exceed the Facility Committed Amount.

                          (c) Representations and Warranties. All of the representations and warranties of the Credit Parties set forth in this Agreement or in any other of the Credit Documents shall be correct on and as of the date of such Advance as though made on and as of such date.

                          (d) No Default. Each Credit Party shall have observed and performed in all material respects all of the terms, conditions and agreements set forth herein or in any other Credit Documents on its part to be observed or performed and no Event of Default and no Default shall have occurred and be continuing.

                          (e) Financial Statements. All required financial statements and other material have been delivered to the Agent by the Borrower pursuant to Section 6.1; no material adverse changes shall have occurred since the date of such financial statements; and no material liabilities, contingent or otherwise, not shown on said financial statements or the notes thereto, shall exist, except those incurred or arising in the ordinary course of business since the end date for the last annual accounting period of the Borrower.

                          (f) Litigation. There shall be no actions, suits, proceedings or claims pending or threatened against or affecting any Credit Party, the result of which might materially adversely affect the respective consolidated financial condition, business or operations of such Credit Party.


                                   ARTICLE 9

                                    Default

         9.1 Events of Default. The occurrence of one or more of the following events shall constitute an event of default hereunder (an "Event of Default"):





                                      35.

                          (a) Payments. The failure to pay within ten (10) days after the due date any principal, interest, fees or any other amount payable hereunder or under any of the other Credit Documents, either by the terms hereof or thereof or otherwise as herein or therein provided.

                          (b) Covenants. The Borrower shall fail to observe or perform any covenant contained in Sections 6.14 through 6.17 of this Agreement; or any Credit Party shall fail to observe or perform any other covenant contained in this Agreement for a period of 30 days after written notice thereof has been given to the applicable Credit Party by the Agent.

                          (c) Representation or Warranty. Any representation or warranty made by a Credit Party herein or in any writing furnished in connection with or pursuant to this Agreement or any of the other Credit Documents shall be false or misleading in any material respect on the date upon which made or deemed reaffirmed.

                          (d) Other Documents. The occurrence of any default as specified in any of the other Credit Documents and such default shall not have been remedied (i) within the grace period, if any, provided in such Credit Document or (ii) if no grace period is provided in such Credit Document and such default does not relate to the payment of money, within thirty (30) days after written notice thereof to the applicable Credit Party from the Agent or such longer time, not to exceed ninety (90) days, as is necessary if the Credit Party is diligently pursuing a cure and the default is reasonably capable of being cured within such extended period.

                          (e) Default under $7.5 Million Facility or Other Obligations. An event of default shall occur under the $7.5 Million Agreement or any other documents or instruments evidencing and/or securing the $7.5 Million Facility or any event or condition shall occur which (i) results in the acceleration of the maturity of or demand on any other obligation of the Borrower to the Agent or (ii) with the giving of notice or lapse of time or both, would enable the holder of such obligation or any Person acting on such holder's behalf to accelerate the maturity thereof or to make demand thereon.

                          (f) Liquidation; Dissolution; Voluntary Bankruptcy. The liquidation or dissolution of a Credit Party, or the suspension of the business of a Credit Party, or the filing by a Credit Party of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of a Credit Party indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by a Credit Party for, or the appointment by consent or acquiescence of a Credit Party of a receiver, a trustee or a custodian of such Credit Party for all or a substantial part of its property; the making by a Credit Party of any assignment for the benefit of creditors; the inability of a Credit Party or the admission by a Credit Party







                                     36.

         in writing of its inability to pay its debts as they mature; or a Credit Party taking any corporate action to authorize any of the foregoing.

                          (g) Involuntary Bankruptcy. The filing of an involuntary petition against a Credit Party in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of a Credit Party for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of a Credit Party, and the continuance of any of such events for ninety (90) days undismissed or undischarged.

                          (h) Adjudication of Bankruptcy. The adjudication of a Credit Party as bankrupt or insolvent.

                          (i) Order of Dissolution. The entering of any order in any proceedings against a Credit Party decreeing the dissolution, divestiture or split-up of such Credit Party, and such order remains in effect for more than sixty (60) days.

                          (j)  Reports and Certificates.  Any report,
         certificate, financial statement or other instrument delivered to the Agent by or on behalf of a Credit Party pursuant to the terms of this Agreement or the Credit Documents is false or misleading in any material respect when made or delivered.

                          (k) Judgment. A final judgment (after all avenues of appeal and all applicable appeal periods have expired), which with other outstanding final judgments against such Credit Party exceeds an aggregate of Five Hundred Thousand and No/100 Dollars ($500,000.00) (net of amounts covered by insurance), shall be rendered against a Credit Party, and if within sixty (60) days after entry thereof such judgment shall not have been discharged, paid or bonded or execution thereon stayed pending appeal, or if within sixty (60) days after the expiration of any such stay such judgment shall not have been discharged.

                          (l) Illegality of Agreement or the Notes. This Agreement or the Notes shall have been held by any court of competent jurisdiction, or by any competent regulatory authority, to be illegal, invalid, prohibited or unenforceable in whole or in material part.

                          (m) Change of Control. A Change of Control of a Credit Party shall occur without the prior written consent of the Agent.

                          (n) Guaranties. The guaranty given by the Guarantors hereunder shall cease to be in full force and effect, or any Guarantor hereunder or any Person acting by or on






                                     37.

         behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty.

         9.2 Remedies. Upon the occurrence of any Event of Default and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required hereunder at such time), the Agent shall be entitled to take any of the following actions, provided the action taken by the Agent is consistent with the provisions of
Section 10.6, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                          (a) Termination of Commitments and Obligation to Make Advances. (i) For any Event of Default specified in the subsections of Section 9.1, other than subsections (f), (g), (h) and
         (i), declare the Commitments to be terminated and thereafter refuse to make any further Advances under the Facility or (ii) for any Event of Default specified in subsections (f), (g), (h) or (i) of Section 9.1, the Commitments shall automatically terminate and the Lenders shall have no obligation to make Advances under this Agreement. In the event that the Commitments are terminated, as provided in clause (i) or clause (ii) of the preceding sentence, the Agent shall give written notice of such termination to the Borrower, but the failure of the Agent to give such notice or of the Borrower to receive such notice shall in no way obligate the Agent or the Lenders to continue making Advances after the occurrence of an Event of Default.

                          (b) Acceleration and Set-off. Upon five (5) days written notice, declare the entire principal and all interest on the Advances and all obligations under the Credit Documents, and all other indebtedness of the Borrower to the Agent, including without limitation the $7.5 Million Facility, whether the Borrower's liability for payment thereof is primary or secondary, direct or indirect, sole, joint, several or joint and several, or whether the indebtedness is matured or unmatured, due or to become due, fixed, absolute or contingent, to be immediately due and payable (without presentment, demand, protest or other notice of any kind, all of which are expressly waived) and the Advances and all such other indebtedness thereupon shall be and become immediately due and payable, and the Agent may proceed to collect the same by foreclosure, at law, or as otherwise provided in the Credit Documents and/or other instruments or agreements signed by the Borrower or the Guarantors. In addition, without limiting any other rights of the Agent, whenever the Agent has the right to declare any indebtedness to be immediately due and payable (whether or not it has so declared), each of the Agent and each Lender may set off against the indebtedness without notice any amounts then owed to the Borrower by the Agent or such Lender, as the case may be, in any capacity, whether due or not due, including without limitation deposits, stocks, bonds and other securities and other assets held in any custodial accounts, and each of the Agent and each Lender shall be deemed to have exercised its right to set off immediately at the time its right to such election accrues.

                          (c) Cumulative Remedies. All rights, remedies or recourse of the Agent under this Agreement, the Notes, or any other Credit Documents, at law, in equity or







                                      38.

         otherwise, are cumulative, and exercisable concurrently, and may be pursued singularly, successively or together and may be exercised as often as occasion therefore shall arise. No act of commission or omission by the Agent or the Lenders, including, but not limited to, any failure to exercise, or any delay, forbearance or indulgence in the exercise of, any right, remedy or recourse hereunder or under any other Credit Document shall be deemed a waiver, release or modification of that or any other right, remedy or recourse, and no single or partial exercise of any right, remedy or recourse shall preclude the Agent or the Lenders from any other or future exercise of the right, remedy or recourse or the exercise of any other right, remedy or recourse. No waiver or release of any such rights, remedies and recourse shall be effective against the Agent or any Lender unless in writing and manually signed by an authorized officer on the Agent's behalf or on such Lender's behalf (as appropriate), and then only to the extent recited therein. A waiver, release or modification with reference to any one event shall not be construed as continuing or constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver, release or modification of, any subsequent right, remedy or recourse as to a subsequent event. Notwithstanding the fact that enforcement powers reside primarily with the Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

                          (d) No Liability. Whether or not the Agent or any Lender elects to employ any or all remedies available to it in the event of an occurrence of an Event of Default, neither the Agent nor any Lender shall be liable for the payment of any expenses incurred in connection with the exercise of any remedy available to the Agent or the Lenders or for the performance or non-performance of any obligation of the Credit Parties.

         9.3 Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                 FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Agent in connection with enforcing the rights of the Lenders under the Credit Documents;

                 SECOND, to payment of any fees owed to the Agent;

                 THIRD, to the payment of all reasonable out-of-pocket costs and expenses, (including, without limitation, reasonable attorneys' fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents;

                 FOURTH, to the payment of all accrued fees and interest payable to the Lenders hereunder;








                                      39.

                 FIFTH, to the payment of the outstanding principal amount of the Advances, pro rata, as set forth below;

                 SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and

                 SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders shall receive an amount equal to its pro rata share (based upon each Lender's Facility Commitment Percentage) of amounts available to be applied pursuant to clauses "THIRD", "FOURTH," "FIFTH," and "SIXTH" above.


                                   ARTICLE 10

                                Agent Provisions

         10.1 Appointment. Each Lender hereby designates and appoints the Agent as agent of such Lender to act as specified herein and the other Credit Documents, and each such Lender hereby authorizes the Agent, as the agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. The provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof. In performing its functions and duties under this Agreement and the other Credit Documents, the Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

         10.2    Powers of the Agent.

                 10.2.1 General Powers. Subject to the terms and conditions contained herein, the Agent shall (i) act on behalf of the Lenders in connection with the overseeing the Facility and with the receipt and collection of the Advances and the payments to be made hereunder, (ii) act on behalf




                                      40.

of the Lenders in connection with the continued servicing and day to day administration of the Facility, and in connection with the performance of all acts, duties, rights and obligations required of or granted to the Agent or the Lenders under the Credit Documents and (iii) have such other powers as are reasonably incidental to the powers specifically delegated to the Agent, as agent for the Lenders under this Agreement and/or the Credit Documents.

                 10.2.2 Limitation. Agent may not, without the prior written consent of each Lender: (i) make or consent to any change in the interest rate payable on Advances or fees payable under this Agreement or any payment schedule of interest or principal and interest or fees as established in this Agreement;
(ii) make or consent to any change in the Maturity Date; (iii) make or consent to any amendments in the terms and conditions of this Agreement, the Notes or any of the other Credit Documents; (iv) release any Guarantor from its Guaranteed Obligations; (v) increase any Commitment or the Facility Committed Amount; or (vi) reduce the amount of any principal, accrued fees or interest.

         10.3 Exculpatory Provisions. Neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Advances or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agent is not a trustee for the Lenders and owe no fiduciary duty to the Lenders.

         10.4 Reliance on Communications. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected






                                      41.

by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.4.2. The Agent shall be fully justified, at its option, in failing or refusing to take any action under this Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.2, above, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has actual knowledge of such Default or Event of Default or has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent has actual knowledge of a Default or Event of Default or receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.6 Default by Borrower. If a Default or Event of Default by the Borrower has occurred and is a non-monetary default, the Lenders agree that the Agent may grant to the Borrower a period of up to thirty (30) days (in addition to any cure period contained in the Credit Documents) within which to cure such default. If the Default or Event of Default is a monetary default or is a non-monetary default which has not been cured within applicable grace periods, the Agent shall consult with the Lenders as to the course of action to pursue with regard to such Default or Event of Default. After such consultation, the Agent shall promptly propose a course of action (the "Initial Proposal") to be taken, including but not limited to: (i) declaring an Event of Default, terminating the Commitments, sending appropriate notices, and/or accelerating payment under this Agreement, the Notes and/or any other Credit Document; (ii) commencing collection proceedings against the Credit Parties or any of them; (iii) working with the Borrower to attempt to resolve the issue; or (iv) attempting to exercise any other rights or remedies provided under the Credit Documents. The Initial Proposal shall be in writing and given to the Lenders in the manner specified for giving notice hereunder. Each Lender shall notify the Agent and the other Lenders in writing whether such Lender approves or rejects the Initial Proposal, within ten (10) business days from such Lender's receipt of the Initial Proposal. By making the Initial Proposal, the Agent shall be deemed to have approved the same and the failure of a Lender to give the notice required hereby within the time period provided shall be deemed to be an approval of the Initial Proposal. If the Initial Proposal shall be approved or deemed approved by the Required Lenders, the Agent shall commence steps to carry out the Initial Proposal. If the Initial Proposal fails to obtain approval by the Required Lenders, the Agent shall again consult with the Lenders and the Agent and the Lenders, acting in a commercially reasonable manner, shall attempt to obtain the approval of the Required Lenders to an alternate course of action. If approval of the Required Lenders to an alternate course of action is obtained,







                                      42.

the Agent shall commence steps to carry out the course of action so approved. If an alternate course of action is not agreed upon by the Required Lenders within thirty (30) calendar days of the date of the Initial Proposal, the Agent shall, and it is hereby authorized, empowered, directed and instructed to take any action which the Agent is authorized to take under the Credit Documents, including, without limitation, terminating the Commitments, declaring all amounts outstanding under the Facility to be due and payable, taking action to collect the amounts due under the Facility, and/or taking action to enforce the provisions of the Credit Documents and protect and preserve the respective rights and interest of the Lenders as is authorized by the Credit Documents. The Lenders agree that any action or inaction taken by the Agent pursuant to this Section which is authorized by the Credit Documents shall be deemed a reasonable course of conduct, and each Lender hereby approves, ratifies and affirms such actions.

         10.7 Consent of the Lenders. If the consent or approval of the Lenders or the Required Lenders is required by the Agent as to any proposed action or inaction and notice of such request is sent to the Lenders in the manner specified in Section 11.3 hereof, consent or approval, as applicable, shall be deemed given if no objection or response thereto is received by the Agent within ten (10) business days of the applicable Lender's receipt of such notice.

         10.8 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent, nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Affiliate hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Commitment hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.9 Reimbursement for Expenses. Each Lender agrees to bear its pro rata share of all out of pocket expenses incurred by the Agent in connection with the administration and enforcement of the Credit Documents, to the extent such expenses are not reimbursed by the Credit Parties. Without limiting the foregoing, each Lender shall bear its pro rata share of all reasonable out of








                                      43.

pocket costs of collection incurred by the Agent with respect to the Facility. For the purposes hereof, out of pocket expenses shall not include the salary, compensation or other benefit of any employee of the Agent. To the extent any amounts paid to the Agent by a Lender as reimbursement are later paid to the Agent by a Credit Party or recovered by the Agent from a Credit Party, the Agent agrees to refund to such Lender its share of such amounts paid or recovered.
The Agent agrees that it is to receive no additional compensation, other than the Administrative Fee, in connection with the routine administration of the Facility.

         10.10 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Facility Commitment Percentage (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Advances and Participation Interest of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Advances) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Advances and all other amounts payable hereunder and under the other Credit Documents.

         10.11 The Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or any other Credit Party as though the Agent were not the Agent hereunder. With respect to the Advances made and all obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.12 Successor Agent. The Agent may, at any time, resign upon 20 days written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 45 days after the notice of resignation, then the retiring Agent shall select a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as a successor Agent hereunder, such successor Agent shall thereupon succeed to and become vested








                                      44.

with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as the Agent, as appropriate, under this Agreement and the other Credit Documents and the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

         10.13 The Agent's Right to Purchase Interests of Lenders. Each Lender hereby grants to the Agent the option (the "Purchase Option") to acquire, by purchase and assignment, in whole but not in part, such Lender's interest in the Facility, this Agreement and the Note held by such Lender. To exercise the Purchase Option with respect to the interest of any Lender, the Agent shall give written notice of the Agent's exercise of the Purchase Option (an "Exercise Notice") to such Lender (an "Assigning Lender"), which Exercise Notice shall set forth the date upon which the Agent will purchase the Assigning Lender's interest (the "Settlement Date"). The Settlement Date shall not be less than five (5) days nor more than fifteen (15) days after the date of the Exercise Notice. On the Settlement Date, (a) the Agent shall deliver to the Assigning Lender, by wire transfer of immediately available funds, an amount in Dollars equal to the Assigning Lender's then outstanding Advances and Participation Interests, together with all accrued and unpaid interest thereon, all accrued and unpaid fees, and any other amounts payable to such Lender by the Borrower, and (b) the Assigning Lender shall deliver to the Agent (i) the Note held by the Assigning Lender, endorsed, without recourse, to the order of the Agent and (ii) an assignment agreement, substantially in the form attached as
EXHIBIT 11.4.2, of all of the Assigning Lender's right, title and interest in, to and under this Agreement and the other Credit Documents. From and after the Settlement Date, the Assigning Lender shall have no further rights or obligations under this Agreement or the other Credit Documents and the Agent shall be deemed to have assumed all rights and obligations of the Assigning Lender under this Agreement and the other Credit Documents, including, without limitation, the obligation to honor the Assigning Lender's Commitment. An assignment pursuant to the terms of this Section shall not require the consent of any Credit Party or any other Lender, but such assignment shall otherwise be governed by the terms of Section 11.4.2, below.


                                   ARTICLE 11

                                 Miscellaneous

         11.1 Waiver of Default. Subject to the provisions of Section 10.6, the Agent may, by written notice to the Borrower at any time and from time to time, waive any default in the performance or observation of any condition, covenant or other term thereof or any Event of Default that shall have occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, the Borrower shall be restored to its former position hereunder and under the Credit Documents, and any Event of Default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default.





                                      45.

         11.2 Amendments and Waivers. The Agent, the Required Lenders and the Credit Parties may, subject to the provisions of Section 10.2.2, from time to time, enter into written agreements for the purpose of adding any provision to this Agreement or the other Credit Documents or changing in any manner the rights of the Agent, the Lenders and/or the Credit Parties hereunder or under the other Credit Documents. No such amendment, modification or supplement shall be established by custom, conduct or course of dealing, but solely by an instrument in writing duly executed by the party to be charged therewith.

         11.3 Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) with receipt confirmation to the number set out below, (c) the Banking Business Day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Banking Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on SCHEDULE 11.3, or at such other address as such party may specify by written notice to the other parties hereto.


         11.4    Benefit of Agreement.

                 11.4.1 Generally. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in subsections 11.4.2 and 11.4.3 of this Section. Notwithstanding the above (including anything set forth in subsections 11.4.2 and 11.4.3 of this Section), nothing herein shall restrict, prevent or prohibit any Lender from (A) pledging its Advances hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or
(B) granting assignments or participations in such Lender's Advances and/or Commitments hereunder to its parent company and/or to any Affiliate of such Lender or to any existing Lender or Affiliate thereof.

                 11.4.2 Assignments. Each Lender may, with the prior written consent of the Borrower and the Agent (provided that no consent of the Borrower shall be required during the existence and continuation of an Event of Default), which consent shall not be unreasonably withheld or delayed, assign all or a portion of its rights and obligations hereunder pursuant to an assignment agreement substantially in the form of EXHIBIT 11.4.2 to one or more Eligible Assignees; provided that (i) any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount (or the remaining amount of Commitments held by such Lender) and (ii) each such assignment shall be of a constant, not varying, percentage of all of the assigning Lender's rights and obligations under the Commitment being assigned. Any assignment hereunder shall be effective upon satisfaction of the conditions set forth above and delivery to the Agent of a duly executed assignment agreement together with a








                                      46.

transfer fee of $5,000.00 payable to the Agent for its own account. Upon the effectiveness of any such assignment, the assignee shall become a "Lender" for all purposes of this Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Advances and Commitment components being assigned. The Borrower agrees that upon notice of any such assignment and surrender of the appropriate Note or Notes, it will promptly provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note or Notes (but with notation thereon that it is given in substitution for and replacement of the original Note or Notes or any replacement notes thereof).

         By executing and delivering an assignment agreement in accordance with this Section 11.4.2, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement or any other Credit Document as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Credit Documents are required to be performed by it as a Lender.

                 11.4.3 Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations hereunder; provided that (i) such selling Lender shall remain a "Lender" for all purposes under this Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to this Agreement or the other Credit Documents except to the extent








                                      47.

any such amendment or waiver would (A) reduce the principal of or rate of interest on or fees in respect of any Advances in which the participant is participating or increase any Commitments with respect thereto, (B) postpone the date fixed for any payment of principal (including the extension of the final maturity of any Advances or the date of any mandatory prepayment), interest or fees in which the participant is participating, or (C) release all or any substantial part of the guaranties (except as expressly provided in the Credit Documents) supporting any of the Advances or Commitments in which the participant is participating, (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000.00 of the Commitments and in integral multiples of $1,000,000.00 in excess thereof. In the case of any such participation, the participant shall not have any rights under this Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.11 and 3.12 to the same extent that the Lender from which such participant acquired its participation would be entitled to the benefit of such cost protection provisions.

         11.5 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or the Lenders, any right, power or privilege hereunder or under any of the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the other Credit Documents provided are cumulative and not exclusive of any rights or remedies provided by law.

         11.6 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and other agreements made herein shall survive the execution and delivery of this Agreement and the other Credit Documents.

         11.7 Liens, Set Off by Bank. The Credit Parties hereby grant to each Lender a continuing lien for the Facility and all other indebtedness of the Credit Parties to such Lender upon any and all monies and securities of the Credit Parties and the proceeds thereof, now or hereafter held or received by or in transit to, such Lender from or for the Credit Parties, and also upon any and all deposits (general or special) and credits of the Credit Parties, if any, against such Lender, at any time existing. Upon the occurrence of any Event of Default hereunder, each Lender is hereby authorized at any time and from time to time, without notice to the Credit Parties, to set off, appropriate and apply any or all items hereinabove referred to against all indebtedness of the Credit Parties to such Lender, whether under this Agreement, or otherwise, whether now existing or hereafter arising. The liens, set-off rights and other rights granted to the Lenders under this Section are also hereby given by the Credit Parties to each permitted assignee of a Lender.







                                      48.

         11.8 Defaulting Lender. Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of
Section 11.2 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender and no change shall be made in the amount of a Defaulting Lender's Commitment or Facility Commitment Percentage without such Defaulting Lender's prior written approval.

         11.9 No Third Party Beneficiaries. This Agreement is a contract among the Agent, the Lenders and the Credit Parties for their mutual benefit and no third person shall have any right, claim or interest against any party hereto by virtue or any provision hereof.

         11.10 Florida Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Florida without regard to the principles of the conflict of laws of Florida. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of Florida (including the Hillsborough County, Florida Circuit Court) or of the United States for the Middle District of Florida, Tampa Division and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in the preceding sentence and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.11 Paragraph Headings. Paragraph headings are for the purpose of identification only and are not considered as a substantive part of this Agreement.

         11.12 Gender; Etc. Whenever the context so requires, the neuter gender includes the feminine and/or masculine, as the case may be, and the singular number includes the plural, and the plural number include the singular.

         11.13 Severability. Each paragraph, provision, sentence and part thereof of this Agreement shall be deemed separate from each other paragraph, provision, sentence or part thereof, and the invalidity or unenforceability for any reason or to any extent of any such portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any other Credit Document, or the application of such paragraph, provision, sentence or part thereof to other persons and circumstances.

         11.14 Reimbursement of Expenses. The Borrower agrees to reimburse the Agent for all reasonable costs and out-of-pocket expenses (including reasonable fees of attorneys) incurred in connection with the preparation, execution, delivery, modification, waiver and amendment of this





                                      49.

Agreement and the other Credit Documents, and also all reasonable expenses incurred by the Agent and the Lenders (including reasonable fees of attorneys) in the collection of any indebtedness incurred hereunder in the event of default by a Credit Party under any of the Credit Documents. The obligations of the Borrower under this Section shall survive the repayment of the Facility and the satisfaction by the Borrower of its other obligations under this Agreement and the other Credit Documents.

         11.15 Execution in Counterparts. This Agreement and the other Credit Documents may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

         11.16 Confidentiality. Except for the newspaper announcement to be published following the closing of this transaction as contemplated by the parties, the Agent, the Lenders and the Credit Parties agree that none of them will make any public announcement of the transactions contemplated by this Agreement unless it first obtains the written consent of the other party with respect to the issuance, form, content and timing of such public announcement. The Agent and the Lenders further agree that each of them will keep confidential all information concerning the Credit Parties, their business or financial condition, except information which is in the public domain or enters the public domain other than pursuant to a breach of this Agreement and information which the Agent or a Lender is obligated to disclose pursuant to law, regulation or legal process. The parties agree that they will keep confidential the terms of this Agreement unless required to divulge the same under applicable law or regulation or unless such information is disclosed in an action between the parties.

         11.17 WAIVER OF JURY TRIAL. THE CREDIT PARTIES AND ANY PERSON OR PERSONS CLAIMING UNDER ANY CREDIT PARTY, HEREBY VOLUNTARILY AND KNOWINGLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE FACILITY, THE NOTES OR ANY OF THE OTHER CREDIT DOCUMENTS, ANY RELATED INSTRUMENT OR AGREEMENT, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ANY OF THEM. NEITHER THE BORROWER NOR ANY PERSON CLAIMING UNDER THE BORROWER SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS
SECTION 11.17 HAVE BEEN FULLY DISCUSSED WITH THE BORROWER AND THE AGENT, THAT THE BORROWER IS ABLY REPRESENTED BY A LICENSED ATTORNEY AT LAW IN THE NEGOTIATION OF THIS SECTION 11.17, THAT IT BARGAINED AT ARM'S LENGTH AND IN GOOD FAITH AND WITHOUT DURESS OF ANY KIND FOR THE TERMS AND CONDITIONS OF THIS
SECTION 11.17 AND THAT THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION 11.17 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         IN WITNESS WHEREOF, the Borrower, the Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed under seal by their duly authorized officers, all as of the day and year first above written.








                                      50.

WITNESSES:                              BORROWER:

                                        OUTBACK STEAKHOUSE, INC., a Delaware
                                        corporation


_____________________________
                                        By:___________________________
                                        Name:   Robert S. Merritt
_____________________________           Title:  Senior Vice President

                                                (Corporate Seal)





                                      51.

                                        GUARANTORS:

                                        OUTBACK STEAKHOUSE OF FLORIDA, INC.,
                                        a Florida corporation


_____________________________
                                        By:___________________________
                                        Name:   Robert S. Merritt
_____________________________           Title:  Senior Vice President

                                               (Corporate Seal)


                                        CARRABBA'S ITALIAN GRILL, INC.,
                                        a Florida corporation


_____________________________
                                        By:___________________________
                                        Name:   Robert S. Merritt
_____________________________           Title:  Senior Vice President


                                              (Corporate Seal)





                                      52.

                                        AGENT:

                                        BARNETT BANK, N.A., a national banking
                                        association


_____________________________
                                        By:___________________________
                                        Name:   Lynn E. Billingsley
_____________________________           Title:  Senior Vice President

                                        WIRE TRANSFER INSTRUCTIONS:
                                        Barnett Bank, N.A. - Tampa
                                        Jacksonville, Florida
                                        ABA #063000047
                                        Attention:  Commercial Loan Accounting
                                        Reference: Outback Steakhouse, Inc.,
                                        Loan No. 04000017808
                                        If Questions:  Call (904) 464-5054





          THE SIGNATURE PAGES FOR THE LENDERS FOLLOW ON PAGES 52 - 58





                                      53.

                                         LENDERS:

                                         BARNETT BANK, N.A., a national
                                         banking association


_____________________________
                                         By:___________________________
                                         Name:   Lynn E. Billingsley
_____________________________            Title:  Senior Vice President


                                         WIRE TRANSFER INSTRUCTIONS:

                                         Barnett Bank, N.A. - Tampa
                                         Jacksonville, Florida
                                         ABA #063000047
                                         Attention:  Commercial Loan Accounting
                                         Reference:  Outback Steakhouse, Inc.,
                                         Loan No. 04000017808
                                         If Questions:  Call (904) 464-5054





            [CREDIT AGREEMENT SIGNATURE PAGE FOR BARNETT BANK, N.A.]





                                      54.

                                         THE FIRST NATIONAL BANK OF CHICAGO,
                                         a national bank


_____________________________
                                         By:___________________________
                                         Name:
_____________________________            Title:


                                         WIRE TRANSFER INSTRUCTIONS:

                                         The First National Bank of Chicago
                                         Chicago, Illinois
                                         ABA# 071000013
                                         Credit:  7521-7653 DCS Clearing Account
                                         Attention:  Yvette Thompkins
                                         Reference:  Outback Steakhouse





                      [CREDIT AGREEMENT SIGNATURE PAGE FOR
                      THE FIRST NATIONAL BANK OF CHICAGO]





                                      55.

                                         HIBERNIA NATIONAL BANK, a national bank


_____________________________
                                         By:___________________________
                                         Name:   Stephanie Freeman
_____________________________            Title:  National Account Representative


                                         WIRE TRANSFER INSTRUCTIONS:

                                         Hibernia National Bank
                                         New Orleans, Louisiana
                                         ABA#065000090
                                         Attention:  Robin Abney
                                         Credit:  National Accounts, Account
                                                  Number 00520 36615
                                         Reference: Outback Steakhouse





          [CREDIT AGREEMENT SIGNATURE PAGE FOR HIBERNIA NATIONAL BANK]





                                      56.

                                        SUNTRUST BANK, TAMPA BAY,
                                        a state chartered bank


_____________________________
                                        By:___________________________
                                        Name:
_____________________________           Title:


                                        WIRE TRANSFER INSTRUCTIONS:

                                        SunTrust Bank, Tampa Bay
                                        Tampa, Florida
                                        ABA#063106569
                                        Credit:  Commercial Loan Operations
                                        #9656004210
                                        Further Credit: Outback Steakhouse, Inc.





        [CREDIT AGREEMENT SIGNATURE PAGE FOR SUNTRUST BANK, TAMPA BAY.]





                                      57.

                                        THE FUJI BANK AND TRUST COMPANY


_____________________________
                                        By:___________________________
                                        Name:
_____________________________           Title:


                                        WIRE TRANSFER INSTRUCTIONS:

                                        The Fuji Bank and Trust Company
                                        New York, New York
                                        ABA# 026008905
                                        Attention:  US Corporate
                                        Reference:  Outback Steakhouse





                      [CREDIT AGREEMENT SIGNATURE PAGE FOR
                        THE FUJI BANK AND TRUST COMPANY]





                                      58.

                                        THE SUMITOMO BANK, LIMITED


_____________________________
                                        By:___________________________
                                        Name:
_____________________________           Title:

                                        By:___________________________
                                        Name:
                                        Title:


                                        WIRE TRANSFER INSTRUCTIONS:

                                        Sumitomo Bank Chg1
                                        ABA# 071001850
                                        Attention:  Loan Administration
                                        Reference:  Outback Steakhouse





        [CREDIT AGREEMENT SIGNATURE PAGE FOR THE SUMITOMO BANK, LIMITED]





                                      59.

                                      CRESTAR BANK, a Virginia Institution


_____________________________
                                      By:___________________________
                                      Name:   Julian N. Holland, Jr.
_____________________________         Title:  Vice President


                                      WIRE TRANSFER INSTRUCTIONS:

                                      Crestar Bank
                                      Richmond, Virginia
                                      ABA# 051000020
                                      Attention: CCO-Special Handling-John Cary
                                      Reference: Outback Steakhouse





               [CREDIT AGREEMENT SIGNATURE PAGE FOR CRESTAR BANK]










                                      60.

                                                                  Exhibit 2.1.2
                                                                       to
                                                                Credit Agreement




                              NOTICE OF BORROWING

TO:              BARNETT BANK, N.A., as Agent
                 101 East Kennedy Blvd.
                 Tampa, Florida 33602

RE: Credit Agreement entered into as of August __, 1997 among Outback Steakhouse, Inc. (the "Borrower"), each of the Subsidiaries of the Borrower, Barnett Bank, N.A., as the Agent, and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    ____________, 199___

_______________________________________________________________________________

1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting Advances from the Lenders in the aggregate amount of $___________ to be funded on ____________, 199__ at the interest rate option set forth in paragraph 3 below. Subsequent to the funding of the requested Advances, the aggregate amount of all then outstanding Advances will be $____________, which together with the aggregate amount of outstanding Swing Line Advances is less than or equal to the Facility Committed Amount.

3. The interest rate option applicable to the requested Revolving Loans shall be:

         a.      ________         the Prime Based Rate

         b.      ________         the Floating LIBO Rate

         c.      ________         the LIBO Rate for an Interest Period of:

                                  ____     one month
                                  ____     two months
                                  ____     three months

                                  ____     six months


4. The representations and warranties made by the Credit Parties in the Credit Documents are true and correct in all material respects at and as if made on the date hereof except to the extent they expressly relate to an earlier date.

5. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by this Notice of Borrowing.

6.       All conditions to the funding of the requested Advances set forth in
         Section 8.3 of the Credit Agreement have occurred or been satisfied.


                                        OUTBACK STEAKHOUSE, INC.



                                        By: ___________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                                                 Exhibit 2.1.4
                                                                      to
                                                                Credit Agreement





                                    FORM OF
                       NOTICE OF CONTINUATION/CONVERSION

TO:              BARNETT BANK, N.A., as Agent
                 101 East Kennedy Blvd.
                 Tampa, Florida 33602

RE: Credit Agreement entered into as of August __, 1997 among Outback Steakhouse, Inc. (the "Borrower"), each of the Subsidiaries of the Borrower, Barnett Bank, N.A., as the Agent, and the Lenders party thereto (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:    ______________, 199___

_____________________________________________________________________________

6. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

7. Please be advised that the Borrower is requesting that a portion of the current outstanding advances; in the amount of $_______ currently accruing interest at _________ be continued or converted as of _____________ at the interest rate option set forth in paragraph 3 below.

8. The interest rate option applicable to the continuation or conversion of all or part of the existing Advances shall be:

         a.      ________         the Prime Based Rate

         b.      ________         the Floating LIBO Rate

         c.      ________         the LIBO Rate for an Interest Period of:

                                  ____     one month
                                  ____     two months
                                  ____     three months
                                  ____     six months

   9. As of the date hereof, no Default or Event of Default has occurred and is continuing or would be caused by this Notice of Continuation/Conversion.



                                        OUTBACK STEAKHOUSE, INC.



                                        By: ___________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                                                 Schedule 2.1.6
                                                                       to
                                                                Credit Agreement


                           REVOLVING PROMISSORY NOTE


$_________________________                                 _____________, 199___


         FOR VALUE RECEIVED, OUTBACK STEAKHOUSE, INC., a Delaware corporation, (the "Borrower"), hereby promises to pay to the order of ______________________ (the "Lender"), at the office of Barnett Bank, N.A. (the "Agent") as set forth in that certain Credit Agreement entered into as of __________________, 1997 between the Borrower, each of the Subsidiaries of the Borrower, the Lenders named therein (including the Lender) and the Agent (as modified and supplemented and in effect from time to time, the "Credit Agreement"), the principal sum of $________________ (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Notes referred to in the Credit Agreement and evidences Advances made by the Lender thereunder. Capitalized terms used in this Note and not otherwise defined shall have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Advances evidenced by this Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Advances upon the terms and conditions specified therein. In the event this
Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorney fees.

         The date, amount, type, interest rate and duration of the LIBO Interest Period (if applicable) of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under this Note in respect of the Advances to be evidenced by this Note, and each such recordation or endorsement shall be prima facie evidence of such information.

        The Borrower hereby waives presentment, demand, protest, notice of protest and any other notice with respect to this Note.

         This Note shall be governed by, and construed in accordance with, the laws of the State of Florida.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date first above written.

                                        OUTBACK STEAKHOUSE, INC., a Delaware
                                        corporation



                                        By: _________________________________
                                        Name: _______________________________
                                        Title: ______________________________



STATE OF __________________________________

COUNTY OF ________________________

         THE FOREGOING INSTRUMENT was acknowledged before me this _____ day of _______________, 199___, by __________________________, as ____________________
of OUTBACK STEAKHOUSE, INC., a Delaware corporation, on behalf of the corporation. He/she is either [please check as applicable] ___ personally known to me, or ___ presented _____________________________ as identification.



                                        _____________________________________
                                        Print Name: _________________________
                                        Notary Public, State of______________
                                        My Commission Expires:_______________
                                        My Commission No. ___________________

                                                                 Exhibit 11.4.2
                                                                        to
                                                                Credit Agreement



                                    FORM OF
                              ASSIGNMENT AGREEMENT

         Reference is made to that certain Credit Agreement entered into as of August 22, 1997 (as the same has been amended, modified, extended or restated from time to time, the "Credit Agreement") among Outback Steakhouse, Inc. (the "Borrower"), each of the Subsidiaries of the Borrower, the Lenders identified therein, and Barnett Bank, N.A., as the Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

                 12. The Assignor (as defined below) hereby sells and assigns, without recourse, to the Assignee (as defined below), and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of effective date of the assignment as designated below (the "Effective Date"), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and other Credit Documents, including, without limitation, (a) the interests set forth below in the Facility Commitment Percentage of the Assignor on the Effective Date and (b) the Advances owing to the Assignor in connection with the Assigned Interest which are outstanding on the Effective Date. The purchase of the Assigned Interest shall be at par and periodic payments made with respect to the Assigned Interest which (i) accrued prior to the Effective Date shall be remitted to the Assignor and (ii) accrue from and after the Effective Date shall be remitted to the Assignee. From and after the Effective Date, the Assignee, if it is not already a Lender under the Credit Agreement, shall become a "Lender" for all purposes of the Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Credit Agreement.

                 13. The Assignor represents and warrants to the Assignee that it is the holder of the Assigned Interest, and the Advances and Participation Interests related thereto, and it has not previously transferred or encumbered such Assigned Interest, Advances or Participation Interests.

                 14. The Assignee represents and warrants to the Assignor that it is an Eligible Assignee.

                 15.              This Assignment shall be effective only upon
(a) the consent of the Borrower and the Agent to the extent required under

Section 11.4.2 of the Credit Agreement and (b) delivery to the Agent of this Assignment Agreement together with the transfer fees, if applicable, set forth in Section 11.4.2 of the Credit Agreement.

                 16. The Assignor and the Assignee confirm to and agree with each other and the other parties to the Credit Agreement as to the terms set forth in the second paragraph of Section 11.4.2 of the Credit Agreement.

                 17. This Assignment shall be governed by and construed in accordance with the laws of the State of Florida.


                 18.              Terms of Assignment

                 (1)              Date of Assignment:              ____________

                 (2)              Legal Name of Assignor: _____________________

                 (3)              Legal Name of Assignee: _____________________

                 (4)              Effective Date of Assignment: _______________

                 (5)              Facility Commitment Percentage assigned: _________%

                 (6)              Total Advances and Participation Interests
                                  outstanding to Assignor as of
                                  Effective Date:                         $__________

                 (7)              Principal Amount of Advances and Participation
                                  Interests assigned on Effective Date (the amount set
                                  forth in (f) multiplied by the percentage set forth
                                  in (e)):                                $__________

                 (8)              Facility Committed Amount:              $__________

                 (9)              Principal Amount of Facility Committed Amount
                                  Assigned on the Effective Date (the amount set
                                  forth in (h) multiplied by the percentage set
                                  forth in (e)):                          $__________

                 (10)             Commitment of Assignor after Effective Date:
                                                                          $__________

                 (11)             Commitment of Assignee after Effective Date:
                                                                          $__________



The terms set forth above are hereby
agreed to:

_______________________, as Assignor

By:__________________________
Name:________________________
Title:_______________________


_______________________, as Assignee

By:__________________________
Name:________________________
Title:_______________________
                                        CONSENTED TO (if applicable):

                                        OUTBACK STEAKHOUSE, INC.

                                        By: ______________________________
                                        Name:_____________________________
                                        Title:____________________________


                                        BARNETT BANK, N.A.,
                                        as the Agent

                                        By: ______________________________
                                        Name:_____________________________
                                        Title:____________________________

                                                                Schedule 1.2.33
                                                                      to
                                                                Credit Agreement




                        FACILITY COMMITMENT PERCENTAGES



         Lender                                                     Percentage
         ------                                                     ----------
Barnett Bank, N.A.                                                     24%

The First National Bank of Chicago                                      8%

Hibernia National Bank                                                 16%

SunTrust Bank, Tampa Bay                                               14%

The Fuji Bank and Trust Company                                        16%

The Sumitomo Bank, Limited                                             12%

Crestar Bank                                                           10%




                                                                  Schedule 5.16
                                                                       to
                                                                Credit Agreement




                       PENSION AND WELFARE BENEFIT PLANS


         19. Outback Steakhouse of Florida, Inc. Salaried Employees 401(k) Plan and Trust;

         20.     Outback Steakhouse of Florida, Inc. Employees' Stock Ownership
                 Plan;

         21.     Outback Steakhouse, Inc. Disability Insurance Plan;

         22.     Outback Steakhouse, Inc. Health Insurance and AD&D Plan; and

         23.     Outback Steakhouse, Inc. Section 125 Cafeteria Plan.

                                                                  Schedule 11.3
                                                                        to
                                                                Credit Agreement




               NOTICE ADDRESSES AND FACSIMILE NUMBERS OF PARTIES

Barnett Bank, N.A.                                          The First National Bank of Chicago
101 E. Kennedy Boulevard, 5th Floor                         One First National Plaza
Tampa, FL  33602                                            Suite 0324, 10th Floor
ATTN:  David A. Austin, Senior Vice President               Chicago, IL 60670
Facsimile # (813) 225-8752                                  ATTN: Curtis A. Price, First Vice President
                                                            Facsimile # (312) 732-5296


Hibernia National Bank                                      The Fuji Bank and Trust Company
313 Carondelet Street                                       Two World Trade Center
New Orleans, Louisiana 70130                                New York, New York 10048
ATTN:  Stephanie M. Freeman,                                ATTN:  Chigusa Tada
     National Account Representative                        Facsimile # (212) 912-0516
Facsimile # (504) 533-5344


The Sumitomo Bank, Limited                                  SunTrust Bank, Tampa Bay
100 South Ashley Drive, Suite 1780                          401 East Jackson Street, 20th Floor
Tampa, Florida 33620                                        Tampa, Florida 33602
ATTN:  M. Phillip Freeman, Vice President                   ATTN:  Jason D. Lloyd, Vice President
Facsimile # (813) 229-6372                                  Facsimile # (813) 224-2283


Crestar Bank
919 East Main Street, 22nd Floor
Richmond, Virginia  23219
ATTN:  Julian N. Holland, Jr.
Facsimile # (804) 782-5413

